Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254035

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Class A ordinary shares, par value US$0.000000625 per share(4)	109,250,000	US$32.50	US$3,550,829,314	US$387,395.48

(1)

Includes 14,250,000 Class A ordinary shares, par value US$0.000000625 per share, offered to cover the underwriters’ over-allotment. To facilitate the settlement of the over-allocations, Merrill Lynch (Asia Pacific) Limited, through its affiliate Merrill Lynch International, has entered into a borrowing arrangement with Baidu Holdings Limited to facilitate the settlement of over-allocations, pursuant to which Merrill Lynch International may borrow 14,250,000 Class A ordinary shares from Baidu Holdings Limited.

(2)

Calculated based on an exchange rate of HK$7.7534 to US$1.00 as of December 31, 2020, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. The offering price is HK$252.00 per Class A ordinary share.

(3)	Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.
(4)

Includes all Class A ordinary shares in the Global Offering (as defined in this prospectus supplement under the caption “Underwriting”). Such Class A ordinary shares include those initially offered and sold within the United States, and those initially offered and sold outside the United States that may be resold from time to time within the United States. Offers and sales of Class A ordinary shares outside the United States are being made pursuant to applicable law. From time to time, such Class A ordinary shares may be represented by American Depositary Shares, or ADSs, issuable upon deposit of the Class A ordinary shares registered hereby, which have been registered under registration statements on Form F-6 (File No. 333-126546 and File No. 333-221823) filed with the Securities and Exchange Commission on July 12, 2005 and November 30, 2017. Each such ADS represents eight Class A ordinary shares.

Prospectus Supplement

(To Prospectus dated March 9, 2021)

Baidu, Inc.

95,000,000 Class A Ordinary Shares

We are offering 95,000,000 Class A ordinary shares, par value US$0.000000625 per share, as part of a global offering, or the Global Offering, consisting of an international offering of 83,600,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 11,400,000 Class A ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$252.00 per Class A ordinary share, or approximately US$32.50 per Class A ordinary share based on an exchange rate of HK$7.7534 to US$1.00.

Our ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “BIDU.” On March 16, 2021, the last reported trading price of our ADSs on Nasdaq was US$266.78 per ADS, or HK$258.56 per Class A ordinary share, based upon an exchange rate of HK$7.7534 to US$1.00. Each ADS represents eight Class A ordinary shares.

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.

Approval-in-principle has been granted by the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules, for the listing of, and permission to deal in, our Class A ordinary shares under the stock code “9888.”

See “Risk Factors” beginning on page S-15 for a discussion of certain risks that should be considered in connection with an investment in our Class A ordinary shares.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PRICE HK$252.00 PER CLASS A ORDINARY SHARE

	Per Class A Ordinary Share			Total
Public offering price	HK$	252.00	(1)	HK$	23,940,000,000
Underwriting discounts and commissions(2)	HK$	1.61		HK$	152,976,600
Proceeds to us (before expenses) (3)	HK$	250.39		HK$	23,787,023,400

(1)

Equivalent to US$260.01 per ADS, based upon each ADS representing eight Class A ordinary shares and an exchange rate of HK$7.7534 to US$1.00 as of December 31, 2020, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

(2)	See “Underwriting” beginning on page S-46 of this prospectus supplement for additional information regarding total underwriting compensation.
(3)	Includes estimated net proceeds of HK$2,854,442,808 from the sale of 11,400,000 Class A ordinary shares in the Hong Kong public offering.

We have granted the international underwriters the option, exercisable by Merrill Lynch (Asia Pacific) Limited, CLSA Limited and Goldman Sachs (Asia) L.L.C., or the Joint Representatives, on behalf of the international underwriters, to purchase up to an additional 14,250,000 Class A ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. Merrill Lynch (Asia Pacific) Limited, through its affiliate Merrill Lynch International, has entered into a borrowing arrangement with Baidu Holdings Limited to facilitate the settlement of over-allocations. Merrill Lynch International is obligated to return Class A ordinary shares to Baidu Holdings Limited by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Baidu Holdings Limited for the loan of these Class A ordinary shares.

The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around March 23, 2021.

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

(In alphabetical order)

BofA Securities	CLSA	Goldman Sachs

Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

CICC	UBS	CCBI

Joint Bookrunners and Joint Lead Managers

China Renaissance	Nomura	Citigroup	ICBCI

BOCI	ABCI	Haitong International

The date of this prospectus supplement is March 17, 2021.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, Baidu Holdings Limited has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the underwriters, Baidu Holdings Limited or us is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-254035) that we filed with the SEC on March 9, 2021 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.

If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering (as defined in the prospectus supplement under the caption “Underwriting”) and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refer to our American depositary shares, each of which represents eight Class A ordinary shares;

•	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

•

“Class A ordinary shares” refers to Class A ordinary shares of the share capital of our company with a par value of US$0.000000625 each, conferring a holder of a Class A ordinary share one vote per share on any resolution tabled at our company’s general meeting;

•

“Class B ordinary shares” refers to Class B ordinary shares of the share capital of our company with a par value of US$0.000000625 each, conferring weighted voting rights in our company such that a holder of a Class B ordinary share is entitled to 10 votes per share on all matters subject to the vote at general meetings of our company;

•	“HK$” and “Hong Kong dollars” are to the legal currency of the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“MAU”, or monthly active user, refers to the number of mobile devices that launched our mobile apps during a given month;

•	“ordinary shares” refer to our Class A and Class B ordinary shares, par value US$0.000000625 per share;

•	“RMB” refers to the legal currency of China;

•	“U.S. dollars,” “US$,” “dollars” and “$” refer to the legal currency of the United States; and

•

“we,” “us,” “our company,” “our,” or “Baidu” refers to Baidu, Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, our consolidated affiliated entities in China, including but not limited to Beijing Baidu Netcom Science Technology Co., Ltd., or Baidu Netcom; “iQIYI” refers to iQIYI, Inc. (formerly known as “Ding Xin, Inc.” and “Qiyi.com, Inc.”), a company incorporated in the Cayman Islands listed on Nasdaq under the symbol “IQ” and one of our subsidiaries.

Our reporting currency is RMB. Unless otherwise noted, all translations from RMB to U.S. dollars in this prospectus supplement are made at a rate of RMB6.5250 to US$1.00, the exchange rate in effect as of December 31, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any RMB amounts could have been, or could be, converted into U.S. dollars at any particular rate, or at all. On March 12, 2021, the exchange rate was RMB6.5081 to US$1.00.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Baidu, Inc. and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of the accompanying prospectus. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Baidu, Inc., CIK number 0001329099.

Our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on March 9, 2021 (File No. 000-51469), or our 2020 Form 20-F, and our current report on Form 6-K furnished to the SEC on March 9, 2021 (File No. 000-51469) are incorporated by reference into the accompanying prospectus.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

Baidu, Inc.

Baidu Campus

No. 10 Shangdi 10th Street

Haidian District, Beijing 100085

The People’s Republic of China

+86 (10) 5992-8888

Attention: Investor Relation

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

•	our goals and strategies;

•	our future business development, financial conditions and results of operations;

•	the expected growth of the retail and online retail markets in China;

•	our expectations regarding demand for and market acceptance of our products and services;

•	our expectations regarding our relationships with customers, suppliers and third-party merchants;

•	our plans to invest in our fulfillment infrastructure and technology platform as well as new business initiatives;

•	competition in our industry; and

•	relevant government policies and regulations relating to our industry.

The forward-looking statements included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference therein.

We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus and in the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information presented in greater detail elsewhere. This summary is not complete and does not contain all the information you should consider before investing in our Class A ordinary shares. You should carefully read the entire prospectus before investing, including “Risk Factors,” and including the documents incorporated by reference. See “Incorporation of Certain Documents by Reference.” Our 2020 Form 20-F, which contains our audited consolidated financial statements as of December 31, 2018, 2019 and 2020 and for the years ended December 31, 2018, 2019 and 2020, and our current report on Form 6-K furnished to the SEC on March 9, 2021 are incorporated by reference.

Baidu, Inc.

Overview

Our mission is to make the complicated world simpler through technology. Baidu was founded in 2000 as a search engine platform, and we were an early adopter of artificial intelligence in 2010 to make content discovery on the internet easier.

We are a leading AI company with a strong Internet foundation. According to the CIC Report, our AI leadership in China is evidenced in the following aspects:

•	We hold the largest portfolio of AI patents and AI patent applications in China as of October 30, 2020;

•	Our deep learning framework, PaddlePaddle, is the No. 1 deep learning framework in China and No. 2 globally behind Facebook Pytorch in terms of cumulative pull requests as of December 31, 2020;

•	Our Baidu Open AI Platform, with a developer community of over 2.65 million members, is the largest open AI platform in China, based on the number of developers as of December 31, 2020; and

•

Baidu OSChina, which runs on Baidu cloud infrastructure, is the largest development platform for open source activities in China and No. 3 globally (behind GitHub and Gitlab), in terms of the number of developers as of December 31, 2020.

We have been investing in AI since 2010, to improve search and ad monetization, and have used “Baidu Brain,” our core AI technology engine to develop new AI businesses. The breadth and depth of our AI capabilities provide the differentiating foundational technologies that power all of our businesses.

We have developed our AI capabilities over the last decade to become one of the very few companies that offers a full AI stack, encompassing an infrastructure consists of AI chips, deep learning framework, core AI capabilities, such as natural language processing, knowledge graph, speech recognition, computer vision and augmented reality, as well as an open AI platform to facilitate wide application and usage. Our technological innovation in AI has been well recognized by the global community. For instance, ERNIE, our natural language processing framework, became the first AI model to score above 90 on GLUE (General Language Understanding Evaluation), which is widely considered as the benchmark for testing AI language understanding, and won the SAIL (Super AI Leader) award, the highest honorary recognition at the 2020 World Artificial Intelligence Conference. We have put our leading AI into innovative use. For example, we are the first to receive driverless licenses in China and the U.S. and we are testing driverless vehicles in China.

Baidu was founded on the belief that technology can change the way people discover and consume information. Baidu is composed of two segments: (1) Baidu Core, which accounted for over 70% of our revenue during the Track Record Period, and (2) iQIYI, which make up our remaining revenue. At the heart of Baidu search is our ability to better understand a user’s search query and answer such queries by matching the most relevant information in ranked search results. To achieve this, we continuously innovate and develop new technologies and products that enhance Baidu search user experience. We began to use AI a decade ago to power these technologies in order to better match user search intent with the large amount of information on the Internet. For instance, our natural language processing, an AI capability, enables the understanding of important details of a query, particularly in complex conversational queries. This helps optimize search results returned and increase the satisfaction rate of users. Years of tagging, understanding and intelligently processing all forms of content on the Internet—text, images and videos—with AI has helped us develop Baidu Brain, our core AI technology engine, which in turn has enabled us to further develop leading AI technologies and commercialize them through products and services for consumers, enterprises and the public sector. Our ability to continuously invest heavily in research and development is made possible by the durable revenue that we generated as a leading Internet platform.

The widespread usage of our open AI platform by developers and businesses creates a network effect for our AI technologies, products and services. The more developers and businesses use our AI models, tool kits and services, the better our AI capabilities become, which in turn further increase the attractiveness of our AI platform to developers and business communities. This network effect helps us obtain unique insights into different kinds of products and services that are in demand and have real-world application across different industries, setting a strong foundation for us to make investment decisions and lead with technology, products and services in the markets that we have entered.

Our large portfolio of products and services is accessed by over one billion devices monthly, and our business spans across an ecosystem of hundreds of millions of users, millions of developers and hundreds of thousands of enterprises. Our usage of a strong technology foundation to support an open platform business model not only draws more participants into our ecosystem, but also adds richness and vibrancy to our ecosystem, strengthening the long-term prospect and vitality of our business overall. We usually start the development of a business with a strong technology platform, on which we build products and services for our customers and users, and through an open platform architecture, we attract a wide array of partners to our ecosystem to expand the offerings to our customers and users. The platform could then grow organically and by leveraging the power of our partners in the ecosystem, which over time feed into a virtuous cycle.

Over the past two decades, we have demonstrated a track record for long-term growth and strong profitability, which has enabled us to invest in a diversified portfolio of products and services with large market opportunities and further improve our long-term growth prospects. Through years of investment in research, AI chip design, developer community, patents and talent development, we are turning AI into innovative use cases. Powered by AI, Baidu Core provides mainly online marketing services and non-marketing value added services, as well as products and services from new AI initiatives, which together powers us with three growth engines:

•

Mobile Ecosystem: a portfolio of over one dozen apps, including Baidu App, Haokan and Baidu Post, which provides an open platform that aggregates a wide range of third-party, long-tail content and services through our AI building blocks and which helps communities connect and share knowledge and information;

•	AI Cloud: a full suite of cloud services and solutions, including PaaS, SaaS and IaaS and uniquely differentiated by our AI solutions; and

•

Intelligent Driving & Other Growth Initiatives (OGI): our growth initiatives include intelligent driving (self-driving services, including HD Maps, automated valet parking and autonomous navigation pilot, intelligent electric vehicles and robotaxi fleets), as well as Xiaodu smart devices powered by DuerOS smart assistant and AI chip development.

At the core of our Mobile Ecosystem is Baidu App, which is the No. 1 search-plus-feed app in China with an MAU of 544 million in December 2020. Unlike most mobile apps, which direct traffic to a closed content ecosystem, Baidu App, through our AI building blocks, aggregates content and services from third-party apps and websites, and directs traffic to third-party content and service providers with native-app like experience. Under an open-platform model, Baidu App can continue to grow our huge offering of third-party content and services, by leveraging our network partners of BJH Accounts, Smart Mini Program and Managed Page. Our decade-long experience with AI and the development of a powerful knowledge graph allow us to match user intent with long-tail, third-party content and services on our open platform.

Our Mobile Ecosystem also includes a portfolio of over one dozen apps, including Haokan and Baidu Post, providing a platform for people to discover and consume information through search and feed, interact and engage with creators, publishers, service providers and merchants. This native-app like experience from user acquisition to user relationship management to closed loop transactions demonstrates our value to merchants, enabling them to perform user life-time management on our platform, and has made Baidu App a leading online marketing services provider for both search and feed. Within our Mobile Ecosystem, we serve half-a-million customers by enabling them to tap into our massive user base. We monetize primarily through offering comprehensive and effective marketing services to fulfill our customers’ needs. We generate revenue primarily from providing search, feed and other marketing services, which account for a majority of our total revenues during the Track Record Period. We have made extensive use of AI technologies to develop innovative marketing services, such as dynamic ads, which recommends products from our marketing customers most fitting to each search user. Our marketing cloud also provides innovative AI capabilities to our marketing customers, so that users can still make product inquiries during non-business hours and Baidu Brain can automatically carry a conversation with users to facilitate transactions. In addition, the user engagement and user logins that have developed on our platform are enabling us to diversify monetization beyond online marketing into other services, such as live broadcasting, online games and membership.

Our AI Cloud is the leading AI public cloud service provider and a top four public cloud service provider in China in 2019, according to the CIC Report. Our AI Cloud offers a full suite of cloud services and solutions, including PaaS, SaaS and IaaS, and is differentiated with our AI solutions. Leveraging Baidu Brain, our AI solutions provide customers and developers with a comprehensive library of modularized solutions, including open source codes, pre-trained models, end-to-end development kits, tools and components. In addition, our AI Cloud customers can leverage our large library of key AI capabilities, such as knowledge graph, speech recognition and synthesis, natural language processing and computer vision. Our products and services, such as EasyDL and Baidu ML, make it easier for customers to use deep learning and machine learning to solve real world problems, and our cloud services are formulated to serve across different industries, including Internet, media, telecom, financial services, transportation and logistics, education and manufacturing.

Our Intelligent Driving & OGI consist of promising businesses in development with huge market opportunities, and some are at early-stage commercialization with a growing customer base. We are a market leader in intelligent driving and smart devices, and we are pursuing these large growth opportunities by leveraging our unique AI capabilities, data insights and internally developed chips. For example, in autonomous driving, Apollo is the market leader in China with 4.3 million accumulated test miles and 199 autonomous driving licenses across China, as of December 31, 2020. Our 199 autonomous driving licenses reflect the geographic reach of Apollo testing scenarios in China, compared to the second player with approximately 20 licenses. There are currently three Apollo robotaxi pilot programs running in China. Our strong brand and market leadership in autonomous driving has carried over to intelligent driving. Apollo is a well-recognized brand among automakers. We have signed strategic agreements with 10 leading automakers to power their passenger vehicles with Apollo Self Driving services, which includes Baidu high definition (HD) Maps and automated valet parking (AVP), and we recently announced the availability of Apollo autonomous navigation pilot (ANP). Under smart display, Xiaodu was ranked No. 1 in shipments globally for 2019. We also develop AI chips internally customized for Baidu Brain and specific AI usages to improve performance and costs. We believe these initiatives will strengthen our revenue drivers for long-term growth.

iQIYI produces, aggregates and distributes a wide variety of professionally produced content, as well as a broad spectrum of other entertainment-oriented video content.

We believe we have built a large and strong portfolio of products and services to give Baidu the scale necessary to invest heavily in technology, while optimizing our future for sustainable long-term growth. We derive significant synergies by incorporating the AI developed for search into other parts of our business. For example, large daily use of our visual search and voice search may be used to improve Apollo computer vision and DuerOS speech recognition capabilities.

We generated total revenues of RMB102.3 billion, RMB107.4 billion and RMB107.1 billion (US$16.4 billion) in 2018, 2019 and 2020, respectively. Our revenue in 2020 was impacted by the COVID-19 pandemic, and we experienced revenue change of -7%, -1%, +1% and +5% year over year for the three months ended March 31, June 30, September 30 and December 31, 2020, respectively. We generated net income attributable to Baidu, Inc. of RMB27.6 billion, RMB2.1 billion and RMB22.5 billion (US$3.4 billion) in 2018, 2019 and 2020, respectively. Net income attributed to Baidu, Inc. in 2019 included a non-cash impairment loss of RMB8.9 billion from investment in Trip.com.

Baidu Core generated revenues of RMB78.3 billion, RMB79.7 billion and RMB78.7 billion (US$12.1 billion) in 2018, 2019 and 2020, respectively. Baidu Core’s revenue in 2020 was impacted by the COVID-19 pandemic, and Baidu Core experienced revenue change of -13%, -3%, +2% and +6% year over year for the three months ended March 31, June 30, September 30 and December 31, 2020, respectively. We generated net income attributable to Baidu Core of RMB33.6 billion, RMB7.6 billion and RMB26.5 billion (US$4.1 billion) in 2018, 2019 and 2020, respectively. Net income attributed to Baidu Core in 2019 included a non-cash impairment loss of RMB8.9 billion from investment in Trip.com.

iQIYI generated revenues of RMB25.0 billion, RMB29.0 billion and RMB29.7 billion (US$4.6 billion) in 2018, 2019 and 2020, respectively. We generated net loss attributable to iQIYI of RMB9.1 billion, RMB10.3 billion and RMB7.0 billion (US$1.1 billion) in 2018, 2019 and 2020, respectively.

Our Strengths

We believe the following competitive strengths contribute to our success and set us apart from our peers:

•	leading technology company with world-class AI capabilities;

•	Mobile Ecosystem: China’s leading content and services discovery ecosystem;

•	AI Cloud: China’s leading AI cloud service provider;

•	Intelligent Driving & Other Growth Initiatives: strong leadership in large AI-powered markets;

•	platform-centric model cultivating vibrant ecosystems and capturing huge market opportunities;

•	strong synergies across our AI-powered markets and offerings; and

•	management team with decades-long proven track record of technology innovation and commercialization.

Our Strategies

We intend to pursue the following strategies to further grow our business:

•	continue to invest in technology;

•	continue to scale our AI Cloud;

•	further develop and commercialize intelligent driving and other growth initiatives;

•	continue to grow our Mobile Ecosystem; and

•	selectively pursue M&A and strategic investments.

Our Shareholding and Corporate Structure

Our Major Shareholders and Relationship with Controlling Shareholders

As of March 3, 2021, Mr. Robin Yanhong Li, our chairman and chief executive officer, is interested in and controls through: (i) 3,013,200 Class A Ordinary Shares directly held by Mr. Robin Yanhong Li on record, (ii) 2,232,000 Class A ordinary shares in the form of ADSs held by Mr. Robin Yanhong Li in the brokerage account of the administrator of the issuer’s employee stock option program, (iii) 342,320 Class A Ordinary Shares issuable to Mr. Robin Yanhong Li upon exercise of options within 60 days after March 3, 2021, (iv) 14,560 Class A Ordinary Shares issuable to Mr. Robin Yanhong Li upon vesting of restricted shares within 60 days after March 3, 2021, (v) 439,200,000 Class B Ordinary Shares held on record by Handsome Reward Limited, a British Virgin Islands company wholly owned by Mr. Robin Yanhong Li, (vi) 5,772,720 Class A ordinary shares in the form of ADSs held by Handsome Reward Limited in the brokerage account of the administrator of the issuer’s employee stock option program, and (vii) 6,916,480 Class A Ordinary Shares issuable to Handsome Reward Limited upon exercise of options within 60 days after the date of March 3, 2021. As of March 3, 2021, Mr. Li holds approximately 57.0% of the voting rights in the Company through shares beneficially owned by him and capable of being exercised on resolutions in general meetings.

Dual Class Voting Structure

Under our dual class voting structure, our share capital comprises Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share entitles the holder to exercise one vote, and each Class B ordinary share entitles the holder to exercise 10 votes, respectively, on all matters subject to the vote at our general meetings. For additional information, see “Item 6.E. Directors, Senior Management and Employees—Share Ownership” in our 2020 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.

You are advised to be aware of the potential risks of investing in companies with a dual class voting structure, in particular that the interests of the beneficiaries of such structure may not necessarily always be aligned with those of our shareholders as a whole, and that such beneficiaries will be in a position to exert significant influence over the affairs of our company and the outcome of shareholders’ resolutions, irrespective of how other shareholders vote. You should make the decision to invest in our company only after due and careful consideration. For further information about the risks associated with the dual class voting structure adopted by the Company, please refer to “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure” in our 2020 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.

Our VIE Structure

Due to the PRC legal restrictions on foreign ownership in companies that provide value-added telecommunication-based online marketing services in China, we conduct our operations in China principally through Baidu Online and Beijing QIYI Century, our subsidiaries, and Baidu Netcom, Beijing Perusal and Beijing iQIYI, our consolidated affiliated entities, which hold the material licenses and approvals necessary to operate our and iQIYI platforms and provide such services.

We have entered into certain contractual arrangements, as described in more detail in “Item 4. Information on the Company—A. History and Development of the Company” in our 2020 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement. Those contractual arrangements collectively enable us to exercise effective control over Baidu Netcom, Beijing Perusal and Beijing iQIYI and realize substantially all of the economic benefits arising from them. We therefore include the financial results of these consolidated affiliated entities in our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries.

Risk Factors

Our business and the Global Offering involve certain risks and uncertainties, some of which are beyond our control and may affect your decision to invest in us and/or the value of your investment. Some of the major risks we face include:

•	If we fail to retain existing customers or attract new customers for our online marketing services, our business, results of operations and growth prospects could be seriously harmed;

•	Our business and results of operations could continue to be materially and adversely affected by the challenging macroeconomic environment impacting online marketing demand;

•	Our business depends on a strong brand, and if we are unable to maintain and enhance our brand, our business and results of operations may be harmed;

•	We face risks associated with our acquisition of YY Live and its online live streaming business;

•	We face significant competition and may suffer from loss of users and customers as a result;

•	If our expansions into new businesses are not successful, our future results of operations and growth prospects may be materially and adversely affected; and

•

We have been and may again be subject to legal proceedings, claims and investigations in the ordinary course of business and could be adversely impacted by unfavorable results of legal proceedings and investigations.

See “Risk Factors” on page S-15 of this prospectus supplement for a discussion of risks related to our ordinary shares, ADSs and the Global Offering, and “Risk Factors” in our 2020 Form 20-F and our current report on Form 6-K furnished to the SEC on March 9, 2021, as well as other documents incorporated by reference into the accompanying prospectus, which we strongly urge you to read in full before making an investment in our Shares..

Public Offering and Listing in Hong Kong

We are offering 95,000,000 Class A ordinary shares, par value US$0.000000625 per share, as part of a Global Offering, consisting of an international offering of 83,600,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 11,400,000 Class A ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

Approval-in-principle has been granted by the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules, for the listing of, and permission to deal in, our Class A ordinary shares under the stock code “9888.”

Fungibility and Exchanges between ADSs and Class A Ordinary Shares

In connection with our public offering of ordinary shares in Hong Kong, or the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and Class A ordinary shares and trading between Nasdaq and the Hong Kong Stock Exchange, we intend to move a portion of our issued Class A ordinary shares from our Cayman share register to our Hong Kong share register.

In addition, all Class A ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of ordinary shares registered on the Hong Kong share register will be able to convert these ordinary shares into ADSs, and vice versa. See “Conversion between ADSs and Class A Ordinary Shares.”

It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to Our Ordinary Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange.”

Corporate Information

We were incorporated in the Cayman Islands in January 2000. We conduct our operations in China principally through our wholly owned subsidiaries in China. We also conduct part of our operations in China through our consolidated affiliated entities in China, which hold the licenses and permits necessary to operate our websites and provide certain services. Our American depositary shares, each of which represents eight Class A ordinary share, par value US$0.000000625 per share, of our company, currently trade on the Nasdaq Global Select Market under the symbol “BIDU.”

Our principal executive offices are located at Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, People’s Republic of China. Our telephone number at this address is +86 (10) 5992-8888. We have appointed C T Corporation System, which is located at 28 Liberty Street, New York, NY 10005, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States with this offering. Our corporate website is www.baidu.com. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

Public Offering Price	HK$252.00, or US$32.50, per Class A ordinary share

The Global Offering	We are offering 95,000,000 Class A ordinary shares in the Global Offering, consisting of an international offering of 83,600,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 11,400,000 Class A ordinary shares. For more information, see “Underwriting.”

Option to Purchase Additional Class A Ordinary Shares	We have granted the international underwriters an option, exercisable by the Joint Representatives, on behalf of the international underwriters, until 30 days after the last day for the lodging of applications under the Hong Kong public offering, to purchase up to an additional 14,250,000 Class A ordinary shares at public offering price. Merrill Lynch (Asia Pacific) Limited, through its affiliate Merrill Lynch International, has entered into a borrowing arrangement with Baidu Holdings Limited to facilitate the settlement of over-allocations.

Class A Ordinary Shares Outstanding Immediately After the Global Offering	2,220,123,424 Class A ordinary shares (or 2,234,373,424 Class A ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), excluding 48,817,605 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans.

Use of Proceeds	We estimate that we will receive net proceeds from the Global Offering of approximately HK$23.7 billion, or US$3.1 billion (or approximately HK$27.3 billion, or US$3.5 billion, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us.

We plan to use the net proceeds we will receive from the Global Offering for the following purposes: (i) continuing to invest in technology and enhance commercialization of our innovations centered around AI; (ii) further growing Baidu Mobile Ecosystem and enhancing and diversifying monetization; and (iii) working capital and general corporate purposes to support our business operation and growth.

See “Use of Proceeds” for more information.

Lock-up	We, Mr. Robin Yanhong Li and his spouse and our directors and officers have agreed with the underwriters not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 90 days after the date on which the Hong Kong public offering commences, subject to certain exceptions. See “Shares Eligible for Future Sales” and “Underwriting—Lock-Up Agreements” for more information.

Risk Factors	You should carefully read “Risk Factors” beginning on page S-15 and the other information included in this prospectus supplement and the accompanying prospectus, our 2020 Form 20-F and our current report on Form 6-K furnished to the SEC on March 9, 2021 as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our Class A ordinary shares.

Hong Kong Stock Exchange Code for the Class A Ordinary Shares	9888

Payment and Settlement	The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around March 23, 2021.

RISK FACTORS

Any investment in our Class A ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the ordinary shares. In addition, you should carefully consider the matters discussed under “Risk Factors” in our 2020 Form 20-F and our current report on Form 6-K furnished to the SEC on March 9, 2021, as well as other documents incorporated by reference into this prospectus supplement. Any of the following risks and the risks described in the annual report, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Shares, ADSs and the Global Offering

As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

As we are applying for listing under Chapter 19C of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, or the Hong Kong Listing Rules, we will not be subject to certain provisions of the Hong Kong Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes, content of financial statements as well as certain other continuing obligations. In addition, in connection with the Listing, we have applied for a number of waivers and/or exemptions from strict compliance with the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Codes and the SFO. As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers.

Our articles of association are specific to us and include certain provisions that may be different from the requirements under the Hong Kong Listing Rules and common practices in Hong Kong. For example, Rule 19C.07(7) of the Hong Kong Listing Rules provides that the minimum stake required to convene an extraordinary general meeting and add resolutions to a meeting agenda must not be higher than 10% of the voting rights, on a one vote per share basis, in the share capital of a qualifying issuer, but our articles of association provide that not less than a majority of the aggregate voting power of our company is required to convene an extraordinary general meeting. We will convene an extraordinary general meeting by December 31, 2021, and put forth a resolution to revise our articles of association to comply with Rule 19C.07(7) of the Hong Kong Listing Rules. Prior to the amendment to our articles of association, we undertake to convene general meetings at the request of shareholders holding in aggregate not less than 10% of our company’s voting rights, on a one vote per share basis.

Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of our Class A ordinary shares and ADSs over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Codes and the SFO, which could result in us having to amend our corporate structure and articles of association and our incurring of incremental compliance costs.

The trading price of our ADSs has been and is likely to continue to be, and the trading price of our Class A ordinary shares can be, volatile regardless of our operating performance.

The trading price of our ADSs has been and is likely to continue to be volatile, and could fluctuate widely in response to a variety of factors, many of which are beyond our control. Likewise, the trading price of our Class A ordinary shares can be volatile for similar or different reasons.

Factors impacting the price and trading volume of our listed securities include, but are not limited to, the following:

•	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results, as well as our margins and profitability;

•	changes in financial estimates by securities research analysts;

•	conditions in internet search and online marketing markets;

•	changes in the operating performance or market valuations of other internet search or internet companies;

•	announcements by us or our competitors or other internet companies of new product-and-service offerings, acquisitions, strategic partnerships, joint ventures, capital raisings or capital commitments;

•	success or failure of our new business initiatives or the development or growth of the new markets we enter into;

•	addition to or departure of key personnel;

•	public perception or negative news about our products or services or potential investments or acquisitions;

•	our share repurchase program;

•	fluctuations of exchange rates between RMB and the U.S. dollar;

•	litigation, government investigation or other legal or regulatory proceeding; and

•	general economic or political conditions in China or elsewhere in the world.

In addition, the stock market in general, and the performance and fluctuation of the market prices for internet-related companies and other companies with operations mainly in China in particular, may affect the volatility in the prices of and trading volumes for our securities. The securities of some China-based companies that have listed their securities in the United States and/or Hong Kong have experienced significant volatility that often has been unrelated to the operating performance of such companies, including, in some cases, substantial declines in the trading prices of their securities. The trading performances of these companies’ securities may affect the attitudes of investors towards Chinese companies listed in the United States and/or Hong Kong in general, which consequently may impact the trading performance of our securities, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have engaged in any inappropriate activities. In particular, the global financial crisis, the ensuing economic recessions and deterioration in the credit market in many countries have contributed and may continue to contribute to extreme volatility in the global stock markets. These broad market and industry fluctuations may adversely affect the market price of our securities. Volatility or a lack of positive performance in the price of our listed securities may also adversely affect our ability to retain key employees, most of whom have been granted options or other equity incentives.

Substantial future sales or perceived potential sales of our Class A ordinary shares and/or ADSs in the public market could cause the price of our Class A ordinary shares and/or ADSs to decline.

Sales of our Class A ordinary shares and/or ADSs in the public market, or the perception that these sales could occur, could cause the market price of our Class A ordinary shares and/or ADSs to decline. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. If any existing shareholder or shareholders sell a substantial amount of our Class A ordinary shares and/or ADSs, the prevailing market price for our Class A ordinary shares and/or ADSs could be adversely affected. In addition, if we pay for our future acquisitions in whole or in part with additionally issued ordinary shares, your ownership interests in our company would be diluted and this, in turn, could have a material and adverse effect on the price of our Class A ordinary shares and/or ADSs.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our Class A ordinary shares and/or ADSs and trading volume could decline.

The trading market for our Class A ordinary shares and/or ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Class A ordinary shares and/or ADSs or publishes inaccurate or unfavorable research about our business, the market price for our Class A ordinary shares and/or ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price of or trading volume for our Class A ordinary shares and/or ADSs to decline.

Techniques employed by short sellers may drive down the market price of our listed securities.

Short selling is the practice of selling securities that a seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. Short sellers hope to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as short sellers expect to pay less in that purchase than they received in the sale. As it is in short sellers’ interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

iQIYI was subject to allegations made in the short seller report published by Wolfpack Research. In November 2020, we entered into definitive agreements with JOYY Inc. and certain of its affiliates to acquire YY Live. Muddy Waters published a short selling report on November 18, 2020 against JOYY Inc. Based on public records, JOYY Inc. and certain of its current and former officers and directors were named as defendants in a federal putative securities class action filed in November 2020 alleging that they made material misstatements and omissions in documents filed with the SEC regarding certain of the allegations contained in the Muddy Waters short seller report. We may also become the subject of other short seller attacks from time to time in the future and class actions or regulatory enforcement actions derivative of such short seller attacks or actions of a similar nature. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and ADSs and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we may have to expend a significant amount of resources to investigate such allegations and/or defend ourselves, including in connection with class actions or regulatory enforcement actions derivative of such allegations. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short sellers by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could divert management’s attention from the day-to-day operations of our company. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact the market price of our securities and our business operations.

We cannot guarantee that any share repurchase program will be fully consummated or that any share repurchase program will enhance long-term shareholder value, and share repurchases could increase the volatility of the price of our Class A ordinary shares and/or ADSs and could diminish our cash reserves.

Our board of director have authorized a few share repurchase programs in recent years, some of which had not been fully consummated:

•

On June 26, 2018, our board of directors authorized a share repurchase program, under which we may repurchase up to US$1.0 billion of our ADSs or ordinary shares over 12 months from June 27, 2018 through June 26, 2019.

•	On May 16, 2019, our board of directors authorized a new share repurchase program, under which we may repurchase up to US$1.0 billion of our ADSs or ordinary shares, effective until July 1, 2020.

•

On May 13, 2020, our board of directors authorized a share repurchase program, under which we may repurchase up to US$1.0 billion of our ADSs or shares, effective until July 1, 2021. On August 6, 2020, our board of directors approved a change to the 2020 share repurchase program, increasing the repurchase authorization from US$1 billion to US$3 billion and extending the effective time through December 31, 2022. On December 8, 2020, our board of directors approved a further increase in the repurchase authorization from US$3.0 billion to US$4.5 billion.

Our board of directors also has the discretion to authorize additional share repurchase programs in the future. The share repurchase programs do not obligate us to repurchase any specific dollar amount or to acquire any specific number of ADSs and/or shares. We cannot guarantee that any share repurchase program will enhance long-term shareholder value. The share repurchase programs could affect the price of our securities and increase volatility, and may be suspended or terminated at any time, which may result in a decrease in the trading price of our securities. Furthermore, share repurchases could increase the volatility of the price of our Class A ordinary shares and/or ADSs and could diminish our cash reserves.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares and/or ADSs for return on your investment.

We currently do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares and/or ADSs as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, the declaration of dividend will be subject to our memorandum and articles of association and certain restrictions under Cayman Islands law. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares and/or ADSs will likely depend entirely upon any future price appreciation of our Class A ordinary shares and/or ADSs. There is no guarantee that our Class A ordinary shares and/or ADSs will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares and/or ADSs. You may not realize a return on your investment in our Class A ordinary shares and/or ADSs and you may even lose your entire investment in our Class A ordinary shares and/or ADSs.

Holders of our ADSs may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise their right to vote.

Holders of our ADSs will not be able to exercise directly voting rights attached to the shares evidenced by our ADSs on an individual basis. Holders of our ADSs will appoint the depositary or its nominee as their representative to exercise the voting rights attached to the shares represented by the ADSs. Holders of our ADSs may not receive voting materials in time to instruct the depositary to vote, and it is possible that such holders, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. Upon our written request, the depositary will mail to holders of our ADSs a shareholder meeting notice which contains, among other things, a statement as to the manner in which such holders’ voting instructions may be given, including an express indication that such instructions may be given or deemed given to the depositary to give a discretionary proxy to a person designated by us if no instructions are received by the depositary from the holders on or before the response date established by the depositary. However, no voting instruction will be deemed given and no such discretionary proxy will be given with respect to any matter as to which we inform the depositary that (i) we do not wish such proxy given, (ii) substantial opposition exists, or (iii) such matter materially and adversely affects the rights of shareholders.

Holders of our ADSs, and holders of ordinary shares located in the United States, may not be able to participate in rights offerings and may experience dilution of their holdings as a result.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. Under the deposit agreement for the ADSs, the depositary will not offer those rights to ADS holders unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act of 1933, or exempt from registration under the Securities Act with respect to all holders of ADSs. Holders of ordinary shares located in the United States also cannot exercise rights unless the rights and the underlying shares are so regulated. We are under no obligation to file a registration statement with respect to any such rights or underlying securities or to endeavor to cause such a registration statement to be declared effective. In addition, we may not be able to take advantage of any exemptions from registration under the Securities Act. Accordingly, holders of our ADSs, and holders of ordinary shares located in the United States, may be unable to participate in our rights offerings and may experience dilution in their holdings as a result.

Holders of our ADSs may not receive cash dividends if the depositary decides it is impractical to make them available to them.

The depositary will pay cash dividends on the ADSs only to the extent that we decide to distribute dividends on our Class A ordinary shares or other deposited securities, and we do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. To the extent that there is a distribution, the depositary of our ADSs has agreed to pay to holders of our ADSs the cash dividends or other distributions it or the custodian receives on our Class A ordinary shares or other deposited securities after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of Class A ordinary shares their ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. In these cases, the depositary may decide not to distribute such property to holders of our ADSs.

Holders of our ADSs may be subject to limitations on transfer of their ADSs.

The ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are incorporated in the Cayman Islands, and conduct most of our operations in China through our subsidiaries and consolidated affiliated entities in China. All of our executive officers and a majority of our directors do not reside in the United States or Hong Kong and some or all of the assets of these persons are not located in the United States or Hong Kong. As a result, it may not be possible to effect service of process within the United States, Hong Kong or elsewhere outside of China upon our executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws, Hong Kong laws or otherwise.

It may also be difficult or impossible for you to bring an action against us or against our directors and executive officers in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and executive officers.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Hong Kong courts or federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. or Hong Kong courts under civil liability provisions of the U.S. federal securities law or Hong Kong law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. or Hong Kong courts would be enforceable in the Cayman Islands.

Our corporate affairs are governed by our memorandum and articles of association and by the Companies Act (2021 Revision) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States or in Hong Kong.

Since we are a Cayman Islands exempted company, the rights of our shareholders may be more limited than those of shareholders of a company organized in the United States or Hong Kong.

Under the laws of some jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith, and actions by controlling shareholders which are obviously unreasonable may be declared null and void. Cayman Islands law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in some U.S. jurisdictions. In addition, the circumstances in which a shareholder of a Cayman Islands company may sue the company derivatively, and the procedures and defenses that may be available to the company, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States.

Furthermore, our directors have the power to take certain actions without shareholder approval which would require shareholder approval under Hong Kong law or the laws of most U.S. jurisdictions. The directors of a Cayman Islands company, without shareholder approval, may implement a sale of any assets, property, part of the business, or our securities. Our ability to create and issue new classes or series of shares without shareholders’ approval could have the effect of delaying, deterring or preventing a change in control without any further action by our shareholders, including a tender offer to purchase our ordinary shares at a premium over then current market prices.

Furthermore, our memorandum and articles of association are specific to us and include certain provisions that may be different from common practices in Hong Kong, such as the absence of requirements that the appointment, removal and remuneration of auditors must be approved by a majority of our shareholders.

Our dual-class ordinary share structure with different voting rights could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to ten votes per share. We issued Class A ordinary shares represented by our ADSs in our initial public offering. Our co-founder, chairman and chief executive officer, Robin Yanhong Li, who acquired our shares prior to our initial public offering, holds our Class B ordinary shares. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder thereof to any person or entity which is not an affiliate (as defined in our memorandum and articles of association) of such holder, such Class B ordinary shares will be automatically and immediately converted into the equal number of Class A ordinary shares. In addition, if at any time Robin Yanhong Li and his affiliates (as defined in our memorandum and articles of association) collectively own less than 5% of the total number of the issued and outstanding Class B ordinary shares, each issued and outstanding Class B ordinary share will be automatically and immediately converted into one Class A ordinary share, and we shall not issue any Class B ordinary shares thereafter.

Due to the disparate voting powers attached to these two classes, certain shareholders have significant voting power over matters requiring shareholder approval, including election of directors and significant corporate transactions, such as a merger or sale of our company or our assets. This concentrated control could discourage or prevent others from pursuing any potential merger, takeover or other change of control transactions with our company, which could deprive our shareholders and ADS holders of an opportunity to receive a premium for their shares or ADSs as part of a sale of our company and might reduce the price of our listed securities.

As we are seeking a listing as a Grandfathered Greater China Issuer pursuant to Chapter 19C of the Hong Kong Listing Rules (Secondary Listings of Qualifying Issuers) with a dual-class structure, certain shareholder protection measures and governance safeguards under Chapter 8A of the Hong Kong Listing Rules (Weighted Voting Rights) do not apply to us pursuant to Rule 19C.12 and our articles of association differ from Chapter 8A in a number of ways. As a result, our articles of association provide less shareholder protection and have fewer governance safeguards than if our company were subject to Chapter 8A in its entirety.

Our articles of association contain anti-takeover provisions that could adversely affect the rights of holders of our ordinary shares and ADSs.

Our articles of association include certain provisions that could limit the ability of others to acquire control of our company, and therefore may deprive the holders of our ordinary shares and ADSs of the opportunity to sell their ordinary shares or ADSs at a premium over the prevailing market price by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transactions. These provisions include the following:

•	A dual-class ordinary share structure.

•

Our board of directors has the authority, without approval by the shareholders, to issue up to a total of 800,000,000 preferred shares in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred shares.

•

Our board of directors has the right to elect directors to fill a vacancy created by the increase of the board of directors or the resignation, death or removal of a director, which prevents shareholders from having the sole right to fill vacancies on our board of directors.

We are a foreign private issuer within the meaning of the rules under the U.S. Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the U.S. Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the U.S. Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the U.S. Exchange Act;

•

the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a Cayman Islands exempted company listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. For example, neither the Companies Act (2021 Revision) of the Cayman Islands nor our Memorandum and Articles requires a majority of our directors to be independent and we could include non-independent directors as members of our compensation committee and nominating committee, and our independent directors would not necessarily hold regularly scheduled meetings at which only independent directors are present. We follow home country practice with respect to annual meetings and do not hold an annual meeting of shareholders every year. We undertake we will (i) put forth a resolution at an extraordinary general meeting to be convened by December 31, 2021, or the 2021 EGM, to revise our articles of association so that we are required to convene an annual general meeting each year; (ii) the event that this resolution is not passed at the 2021 EGM, to convene an annual general meeting each year with at least 14 days of notice beginning from 2022 and (iii) for so long as we remain listed on the Hong Kong Stock Exchange, to continue to put forth the resolution at each of the annual general meetings after the 2021 EGM, until the resolution is passed, even though there may not be any resolutions to be approved by the shareholders at such meetings. If we choose to follow other home country practice in the future, our shareholders may be afforded less protection than they otherwise would under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may be classified as a passive foreign investment company, or PFIC, which could result in adverse U.S. federal income tax consequence to U.S. Holders of our ADSs or ordinary shares.

A non-U.S. corporation, such as our own, will be considered a PFIC for any taxable year if either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. The value of our assets is generally determined by reference to the market price of the ADSs and ordinary shares, which may fluctuate considerably. In addition, because there are uncertainties in the application of the relevant rules and because PFIC status is a fact-intensive determination made on an annual basis, no assurance may be given with respect to our PFIC status for the current or any future taxable year.

Based on the market price of our ADSs and ordinary shares, the value of our assets, and the composition of our assets and income, we believe that we were not a PFIC for our taxable year ended December 31, 2020. However, given the lack of authority and the highly factual nature of the analyzes, no assurance can be given. We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the total value of our assets for purposes of the asset test will generally be calculated using the market price of the ADSs and ordinary shares, our PFIC status will depend in large part on the market price of the ADSs and ordinary shares, which may fluctuate considerably. Accordingly, fluctuations in the market price of the ADSs and ordinary shares may result in our being a PFIC for any year. If we are a PFIC for any year during which you hold the ADSs or ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which you hold such ADSs or ordinary shares. Our PFIC status for the current taxable year ending December 31, 2021 will not be determinable until the close of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year (or any future taxable year).

If we were treated as a PFIC for any taxable year during which a U.S. Holder (defined below) held an ADS or an ordinary share, certain adverse U.S. federal income tax consequences could apply to the U.S. Holder. See “TAXATION—U.S. Federal Income Tax Considerations—PFIC.”

The different characteristics of the capital markets in Hong Kong and the U.S. may negatively affect the trading prices of our Class A ordinary shares and/or ADSs.

Upon the listing on the Hong Kong Stock Exchange, we will be subject to Hong Kong and Nasdaq listing and regulatory requirements concurrently. The Hong Kong Stock Exchange and Nasdaq have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class A ordinary shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of our Class A ordinary shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our Class A ordinary shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of our Class A ordinary shares after the Global Offering.

Exchange between our Class A ordinary shares and our ADSs may adversely affect the liquidity and/or trading price of each other.

Our ADSs are currently traded on Nasdaq. Subject to compliance with U.S. securities law and the terms of the deposit agreement, holders of our Class A ordinary shares may deposit Class A ordinary shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also surrender ADSs and withdraw the underlying Class A ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class A ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Class A ordinary shares on the Hong Kong Stock Exchange and our ADSs on Nasdaq may be adversely affected.

The time required for the exchange between Class A ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class A ordinary shares into ADSs involves costs.

There is no direct trading or settlement between Nasdaq and the Hong Kong Stock Exchange on which our ADSs and our Class A ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York and unforeseen market circumstances or other factors may delay the deposit of Class A ordinary shares in exchange of ADSs or the withdrawal of Class A ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of Class A ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines investors may anticipate.

Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Class A ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange Class A ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

We are exposed to risks associated with the potential spin-off of one or more of our businesses.

We are exposed to risks associated with any potential spin-off of one or more of our businesses. We have applied for, and the Hong Kong Stock Exchange has granted, a waiver from strict compliance with the requirements in paragraph 3(b) of Practice Note 15 to the Hong Kong Listing Rules such that we are able to spin-off a subsidiary entity and list it on the Hong Kong Stock Exchange within three years of the listing on the Hong Kong Stock Exchange. While we do not have any specific plans with respect to the timing or details of any potential spin-off listing on the Hong Kong Stock Exchange as of the date of this prospectus supplement, we continue to explore the ongoing financing requirements for our various businesses and may consider a spin-off listing on the Hong Kong Stock Exchange for one or more of those businesses within the three year period subsequent to the listing on the Hong Kong Stock Exchange. The waiver granted by the Hong Kong Stock Exchange is conditional upon us confirming to the Hong Kong Stock Exchange in advance of any spin-off that it would not render our company, excluding the businesses to be spun off, incapable of fulfilling either the eligibility or suitability requirements under Rules 19C.02 and 19C.05 of the Hong Kong Listing Rules based on the financial information of the entity or entities to be spun-off at the time of our company’s listing (calculated cumulatively if more than one entity is spun-off). We cannot assure you that any spin-off will ultimately be consummated, whether within the three-year period after the listing on the Hong Kong Stock Exchange or otherwise, and any such spin-off will be subject to market conditions at the time and approval by the Listing Committee of the Hong Kong Stock Exchange. In the event that we proceed with a spin-off, our company’s interest in the entity to be spun-off (and its corresponding contribution to the financial results of our company) will be reduced accordingly.

An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class A ordinary shares might fluctuate significantly.

Following the completion of the Global Offering, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on Nasdaq might not be indicative of those of our Class A ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our Class A ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our Class A ordinary shares could be materially and adversely affected.

In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. In October 2019, the Shanghai and Shenzhen Stock Exchanges separately announced their amended implementation rules in connection with Southbound Trading to include shares of companies with a dual-class structure to be traded through Stock Connect. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary listing on the Hong Kong Stock Exchange. It is unclear whether and when the Class A ordinary shares of our company, a company with dual-class structure with a secondary listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Class A ordinary shares for trading through Stock Connect will affect mainland Chinese investors’ ability to trade our Class A ordinary shares and therefore may limit the liquidity of the trading of our Class A ordinary shares on the Hong Kong Stock Exchange.

Since there will be a gap of several days between pricing and trading of our Class A ordinary shares, the price of our ADSs traded on Nasdaq may fall during this period and could result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.

Our Class A ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days. As a result, investors may not be able to sell or otherwise deal in our Class A ordinary shares during that period. Accordingly, holders of our Class A ordinary shares are subject to the risk that the trading price of our Class A ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as our ADSs will continue to be traded on Nasdaq and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.

There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange.

In connection with our initial public offering of Class A ordinary shares in Hong Kong, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our Class A ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in this Hong Kong offering and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these Class A ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-ordinary share conversion and trading between Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller.

To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our Class A ordinary shares and/or ADSs may be affected.

Purchasers of our Class A ordinary shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional Class A ordinary shares in the future.

The initial public offer price of our Class A ordinary shares in Hong Kong is higher than the net tangible assets per share of the outstanding Class A ordinary shares issued to our existing shareholders immediately prior to the Global Offering. Therefore, purchasers of our Class A ordinary shares in the Global Offering will experience an immediate dilution in terms of the pro forma net tangible asset value. In addition, we may consider offering and issuing additional Class A ordinary shares or equity- related securities in the future to raise additional funds, finance acquisitions or for other purposes. Purchasers of our Class A ordinary shares may experience further dilution in terms of the net tangible asset value per share if we issue additional Class A ordinary shares in the future at a price that is lower than the net tangible asset value per share.

CERTAIN FINANCIAL DATA

Set forth below are certain consolidated statements of operations data and cash flow data for the years ended December 31, 2018, 2019 and 2020 and certain consolidated balance sheet data as of December 31, 2018, 2019 and 2020. The selected consolidated statements of operations data for the years ended December 31, 2018, 2019 and 2020, selected consolidated balance sheets data as of December 31, 2019 and 2020 and selected consolidated cash flow data for the years ended December 31, 2018, 2019 and 2020 have been derived from our audited consolidated financial statements that are included in our 2020 Form 20-F and are incorporated into the accompanying prospectus by reference. Our audited consolidated financial statements are prepared in accordance with U.S. GAAP.

The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the three years ended December 31, 2020 and as of December 31, 2019 and 2020 and related notes, “Item 5. Operating and Financial Review and Prospects” in our 2020 Form 20-F, and our current report on Form 6-K furnished to the SEC on March 9, 2021. Our historical results do not necessarily indicate results expected for any future periods.

	For the Year ended December 31,
	2018	2019	2020
	RMB	RMB	RMB	US$
	(in millions)
Selected Consolidated Statements of Operations Data:
Revenues:
Online marketing services	81,912	78,093	72,840	11,163
Others	20,365	29,320	34,234	5,247

Total revenues	102,277	107,413	107,074	16,410

Operating costs and expenses(1) :
Cost of revenues	51,744	62,850	55,158	8,454
Selling, general and administrative	19,231	19,910	18,063	2,769
Research and development	15,772	18,346	19,513	2,989

Total operating costs and expenses	86,747	101,106	92,734	14,212

Operating profit	15,530	6,307	14,340	2,198

Total other income (loss), net	11,795	(6,647)	8,750	1,341
Income (loss) before income taxes	27,325	(340)	23,090	3,539
Income taxes	4,743	1,948	4,064	623

Net income (loss)	22,582	(2,288)	19,026	2,916

Less: Net loss attributable to non-controlling interests	(4,991)	(4,345)	(3,446)	(528)

Net income attributable to Baidu, Inc.	27,573	2,057	22,472	3,444

Notes: (1) Share-based compensation expenses are allocated in operating costs and expenses as follows:

Cost of revenues	224	327	360	55
Selling, general and administrative	1,725	1,768	1,897	290
Research and development	2,727	3,531	4,471	686

Total	4,676	5,626	6,728	1,031

	As of December 31,
	2018	2019	2020
	RMB	RMB	RMB	US$
	(in millions)
Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	27,638	33,443	35,782	5,484
Restricted cash	2,189	996	758	117
Short-term investments, net	111,626	112,924	126,402	19,372
Accounts receivable, net	6,015	7,416	8,668	1,328
Fixed assets, net	17,903	18,311	17,508	2,683
Goodwill	18,536	18,250	22,248	3,410
Long-term investments, net	80,454	69,410	76,233	11,683
Total assets	297,566	301,316	332,708	50,990
Short-term loans	3,046	2,618	3,016	462
Accounts payable and accrued liabilities	35,381	32,701	36,716	5,627
Customer deposits and deferred revenue	9,221	11,062	12,626	1,935
Long-term loans	7,540	8,541	7,427	1,138
Notes payable	49,606	43,309	48,408	7,419
Convertible senior notes	4,712	12,297	16,679	2,556
Total liabilities	121,814	128,501	140,865	21,589
Total equity	175,036	171,706	188,741	28,926
Noncontrolling interests	12,139	8,107	6,045	927
Total Baidu, Inc. shareholders’ equity	162,897	163,599	182,696	27,999
Net current assets	98,241	108,182	114,957	17,618

	Year ended December 31,
	2018	2019	2020
	RMB	RMB	RMB	US$
	(in millions)
Selected Consolidated Cash Flows Data:
Net cash provided by operating activities	35,967	28,458	24,200	3,709
Net cash used in investing activities	(34,460)	(19,974)	(27,552)	(4,223)
Net cash provided by (used in) financing activities	15,082	(3,873)	5,665	869
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,902	1	(212)	(32)

Net increase in cash, cash equivalents and restricted cash	18,491	4,612	2,101	323

Cash, cash equivalents and restricted cash at beginning of the year	11,336	29,827	34,439	5,278

Cash, cash equivalents and restricted cash at end of the year	29,827	34,439	36,540	5,601

Segment Reporting

As of December 31, 2018, 2019 and 2020, we had two reportable segments, Baidu Core and iQIYI. Baidu Core mainly provides search-based, feed-based, and other online marketing services, as well as products and services from our new AI initiatives. iQIYI is an online entertainment service provider that offers original, professionally produced and partner-generated content on its platform. In early April 2018, iQIYI completed its initial public offering on the Nasdaq Global Market.

The following table sets forth our revenues by segment and the year-over-year change rate for the periods indicated, with each segment revenues including inter-segment revenues:

	Year ended December 31,
	2018	2019		2020
	RMB	RMB	YoY%	RMB	US$	YoY%
	(In millions, except percentages)
Online marketing services	72,645	70,038	(4)	66,283	10,158	(5)
Cloud services(1)	3,005	6,370	112	9,173	1,406	44
Interest income earned from provision of financial services	1,724	—	(100)	—	—	—
Others(1)	897	3,303	268	3,228	495	(2)

Baidu Core Subtotal	78,271	79,711	2	78,684	12,059	(1)

Membership services(1)	10,623	14,436	36	16,491	2,527	14
Online advertising services(2)	9,329	8,271	(11)	6,822	1,046	(18)
Content distribution(1)	2,163	2,544	18	2,660	408	5
Others(1)	2,874	3,743	30	3,734	572	(0)

iQIYI Subtotal	24,989	28,994	16	29,707	4,553	2

Intersegment eliminations	(983)	(1,292)	31	(1,317)	(202)	2

Total revenue	102,277	107,413	5	107,074	16,410	(0)

Notes:

(1):	The revenues were presented as “Others” in the consolidated statements of comprehensive income (loss)
(2):	The revenues were presented as “Online marketing revenue” in the consolidated statements of comprehensive income (loss)

The following table sets forth our operating costs and expenses by segment and the year-over-year change rate for the periods indicated, with each segment operating costs and expenses including inter-segment costs and expenses:

	Year ended December 31,
	2018	2019		2020
	RMB	RMB	YoY%	RMB	US$	YoY%
	(In millions, except percentages)
Operating Costs and Expenses:
Baidu Core	54,463	64,450	18	58,146	8,911	(10)
iQIYI	33,295	38,252	15	35,748	5,478	(7)

Impact of COVID-19 on Our Operations

Our results of operations have been, and could continue to be adversely, and may be materially, affected, to the extent that the COVID-19 or any other epidemic harms the Chinese and global economy in general. Any potential impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or treat its impact, almost all of which are beyond our control.

The potential downturn brought by and the duration of the COVID-19 pandemic may be difficult to assess or predict where actual effects will depend on many factors beyond our control. The extent to which the COVID-19 pandemic impacts our long-term results remains uncertain, and we are closely monitoring its impact on us. During the year ended December 31, 2020, our operations have been significantly affected by the

COVID-19 pandemic. Our online marketing revenues declined compared to the prior period mainly due to weakness in online marketing demand as our customers in certain industries are negatively impacted by COVID-19. We have also provided additional allowance for credit losses for accounts receivable and contract assets, recognized impairment charges on our long-term investments and content assets, and recorded loss from equity method investments in the year ended December 31, 2020, due to the impact of COVID-19 and other factors. In addition, increased market volatility has contributed to larger fluctuations in the valuation of our equity investments. There are still significant uncertainties of COVID-19’s future impact, and the extent of the impact will depend on a number of factors, including the duration and severity of COVID-19, possibility of new waves in China and other countries, the development and progress of distribution of COVID-19 vaccine and other medical treatment, the potential change in user behavior, especially on internet usage due to the prolonged impact of COVID-19, the actions taken by government authorities, particularly to contain the outbreak, stimulate the economy to improve business condition especially for small and medium enterprises, almost all of which are beyond our control. As a result, certain of our estimates and assumptions, including the allowance for credit losses, the valuation of certain debt and equity investments, long-term investments, content assets and long-lived assets subject to impairment assessments, require significant judgments and carry a higher degree of variabilities and volatilities that could result in material changes to our current estimates in future periods.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the Global Offering of approximately HK$23.7 billion, or US$3.1 billion (or approximately HK$27.3 billion, or US$3.5 billion, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us. On December 31, 2020, the exchange rate set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System for Hong Kong dollars was HK$7.7534 to US$1.00. The above Hong Kong dollar amounts reflect translations from U.S. dollar amounts at this exchange rate.

The public offering price in the international offering may be higher than, or the same as, the public offering price in the Hong Kong public offering. In addition, the allocation of ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation as described in “Underwriting.”

We plan to use the net proceeds we will receive from the Global Offering for the following purposes:

•

approximately 50% (approximately HK$11,841 million, assuming that the Over-allotment Option is not exercised) for continuing to invest in technology and enhance commercialization of our innovations centered around AI, including to:

•

Attract and retain talents, in particular artificial intelligence and software engineers, data scientists, as well as other research and development staff, in order to improve our AI capabilities including but not limited to natural language processing, knowledge graph, speech recognition and synthesis, computer vision;

•

Strengthen the commercialization of AI cloud solutions and expand our portfolio of industry-specific AI cloud solutions by developing more AI capabilities, increasing cross-selling opportunities of various solutions to existing customers, acquiring new customers across industry verticals, and growing computing, storage, network, database and delivery capabilities;

•

Enhance the development and commercialization of intelligent driving and other growth initiatives, and continue to explore new and innovative application and monetization initiatives for our AI technology. For instance, we will continue to grow the accumulated test miles and improve simulation models with data from real world to increase the accuracy and effectiveness of our solutions to further enhance our L3 and L4 self-driving technology and to work with more automakers to power more passenger vehicles. We plan to invest in research and development of intelligent electric vehicles to achieve the mass production. We will also grow our fleet size of Apollo Robotaxi, obtain more driving licenses and expand geographic reach;

•

Invest in AI chips and scale IT infrastructure, including but not limited to investing more resources in chips design, procuring more servers and network equipment, and purchasing more cloud computing bandwidth, that collectively help optimize Baidu Brain and enhance our technology capabilities, as well as to improve the capacity of our operational flows and our external service capabilities; and

•

Selectively pursue suitable strategic partnerships, alliances, acquisitions and investments that have synergies with our business, such as those leveraging our AI capabilities, and our large user base to complement our organic growth. As of the Latest Practicable Date, we have not identified any other target of potential acquisition.

•

approximately 40% (approximately HK$9,473 million, assuming that the Over-allotment Option is not exercised) for further growing Baidu Mobile Ecosystem and enhancing and diversifying monetization, including to:

•	Continue improving functionalities and features of our mobile ecosystem to enhance our user engagement. For example, we will continue to improve Baidu App functionalities, and enhance the three AI building blocks—Baijiahao (BJH) Accounts, Smart Mini Program and Managed Page to improve overall mobile ecosystem;

•

Continue investing in and purchasing more dynamic and diversified content and service offerings to build a closed-loop content and service ecosystem, and optimize the AI building blocks for third-party content by attracting more content and service providers and users, as well as acquiring more licensed content. We will incentivize and attract more premium content creators to create high-quality content at our platform in a variety of formats such as short video and live streaming, as well as enrich the comprehensiveness of the content library of our knowledge and information products, such as Baidu Wiki, Baidu Knows;

•

Further expand user reach through branding and marketing activities, such as conducting targeted and precise marketing and promotional campaigns driven by insights into user preferences in the form of app store advertisements and collaborations with targeted brand. We will also continuously invest in product development to launch more products and services to meet our users’ evolving needs; and

•

Further strengthen our vertical and community offerings to provide superior experience to users, merchants and content providers. We will continue to improve the effectiveness of our online marketing services with our AI technology, and plan to further diversify monetization channels of our mobile ecosystem. In addition to growing our mobile ecosystem organically, we also plan to selectively pursue suitable strategic partnerships, alliances, acquisitions and investments.

•

approximately 10% (approximately HK$2,368 million, assuming that the Over-allotment Option is not exercised) for general corporate purposes. We will use the remaining proceeds for working capital and general corporate purposes to support our business operation and growth.

To the extent that the net proceeds of the Global Offering are not immediately required for the above purposes or if we are unable to put into effect any part of our plan as intended, we may hold such unused net proceeds in cash or short term deposits at authorized financial institutions and/or licensed banks.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2020:

•	on an actual basis; and

•

on an adjusted basis giving effect to our issuance and sale in the Global Offering of 95,000,000 Class A ordinary shares, resulting in estimated net proceeds of HK$23.7 billion (US$3.1 billion), based on the offer price of HK$252.00, or US$32.50, per Class A ordinary share (equivalent to US$260.01 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares; and (ii) no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2020 Form 20-F, which is incorporated by reference into the accompanying prospectus.

	As of December 31, 2020
	Actual		As Adjusted
	RMB	US$(1)	RMB	US$(1)
	(in millions, except for share and per share data)
Debt:
Short-term loans	3,016	462	3,016	462
Long-term loans	7,427	1,138	7,427	1,138
Current and non-current portions of convertible senior notes	16,679	2,556	16,679	2,556
Notes payable	48,408	7,419	48,408	7,419

Total debt	75,530	11,575	75,530	11,575

Redeemable noncontrolling interests	3,102	475	3,102	475
Equity:
Class A Ordinary Shares, par value US$0.000000625 per share, 66,000,000,000 shares authorized, and 2,107,228,720 shares issued and outstanding as at December 31, 2020	—	—	—	—
Class B Ordinary Shares, par value US$0.000000625 per share, 2,832,000,000 shares authorized, and 571,900,320 shares issued and outstanding as at December 31, 2020	—	—	—	—
Additional paid-in capital	47,213	7,236	67,151	10,291
Retained earnings	135,284	20,733	135,277	20,732
Accumulated other comprehensive income	199	30	199	30

Total Baidu, Inc. shareholders’ equity	182,696	27,999	202,627	31,053

Noncontrolling interests	6,045	927	6,045	927

Total equity	188,741	28,926	208,672	31,980

Total capitalization	267,373	40,976	287,304	44,030

Note:

(1)

Translations of U.S. dollars into Hong Kong dollars and from Hong Kong dollars into RMB relating to estimated net proceeds and the assumed offering price were made at HK$7.7534 to US$1.00 and RMB0.8416 to HK$1.00, the respective exchange rate on December 31, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. Unless otherwise stated, all translations of RMB into U.S. dollars in this “Capitalization” section were made at RMB6.5250 to US$1.00, the exchange rate on December 31, 2020, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

DILUTION

If you invest in our Class A ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per Class A ordinary share and our as adjusted net tangible assets attributable to our ordinary shareholders per ordinary share after the Global Offering. Dilution results from the fact that the public offering price per Class A ordinary share is substantially in excess of the net tangible assets attributable to our ordinary shareholders per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible assets attributable to our ordinary shareholders as of December 31, 2020 was RMB158,426 million (US$24,279 million), or RMB59.13 (US$9.06) per ordinary share as of that date, and RMB473.07 (US$72.50) per ADS, after having accounted for the Share Subdivision (as defined below). Net tangible assets attributable to our ordinary shareholders represents the amount of our total Baidu, Inc. shareholders’ equity, less the amount of our intangible assets and goodwill. For the avoidance of doubt, “Licensed copyright, net” and “Produced content, net” were not deducted for the purpose of calculating the net tangible assets attributable to our ordinary shareholders. Dilution is determined by subtracting as adjusted net tangible assets attributable to our ordinary shareholders per ordinary share, after giving effect to the issuance and sale by us of Class A ordinary shares in the Global Offering at an assumed offer price of HK$252.00, or US$32.50, per Class A ordinary share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per Class A ordinary share, and assuming the international underwriters do not exercise their option to purchase additional Class A ordinary shares.

Without taking into account any other changes in net tangible assets attributable to our ordinary shareholders after December 31, 2020, other than to give effect to the issuance and sale by us of Class A ordinary shares in the Global Offering at an assumed offer price of HK$252.00, or US$32.50, per Class A ordinary share, assuming no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the international underwriters do not exercise their option to purchase additional Class A ordinary shares, our as adjusted net tangible assets attributable to our ordinary shareholders as of December 31, 2020 would have been US$9.85 per outstanding Class A ordinary share and US$78.83 per ADS, after having accounted for the Share Subdivision (as defined below). This represents an immediate increase in net tangible assets attributable to our ordinary shareholders of US$0.79 per ordinary share and US$6.33 per ADS to the existing shareholders and an immediate dilution in net tangible assets attributable to our ordinary shareholders of US$22.65 per ordinary share and US$181.19 per ADS to investors purchasing Class A ordinary shares in the Global Offering.

The following table illustrates such dilution:

	Per Ordinary Share(1)	Per ADS
	US$	US$
Actual net tangible assets attributable to our ordinary shareholders as of December 31, 2020	9.06	72.50
As adjusted net tangible assets attributable to our ordinary shareholders after giving effect to the Global Offering	9.85	78.83
Assumed public offering price	32.50	260.01
Dilution in net tangible assets attributable to our ordinary shareholders to new investors in the Global Offering	22.65	181.19

Note:

(1)

On March 1, 2021, we effected a change to our authorized share capital by 1-to-80 subdivision of shares. Concurrently, we effected a proportionate change in ADS to Class A ordinary share ratio from 10 ADSs representing 1 Class A ordinary share to each ADS representing 8 Class A ordinary shares (the “Share Subdivision”). The Per Class A ordinary share and Per ADS data have been adjusted for the effect of Share Subdivision retrospectively.

The amount of dilution in net tangible assets attributable to our ordinary shareholders to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per Class A ordinary share.

A US$1.00 increase/(decrease) in the assumed offer price of HK$252.00, or US$32.50, per Class A ordinary share would increase/(decrease) our as adjusted net tangible assets attributable to our ordinary shareholders after giving effect to the Global Offering by US$94 million, the as adjusted net tangible assets attributable to our ordinary shareholders per ordinary share and per ADS after giving effect to the Global Offering by US$0.03 per Class A ordinary share and US$0.27 per ADS and the dilution in net tangible assets attributable to our ordinary shareholders per ordinary share and per ADS to new investors in the Global Offering by US$0.97 per Class A ordinary share and US$7.73 per ADS, assuming no change to the number of Class A ordinary shares offered by us as set forth on the front cover page of this prospectus supplement, assuming no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions.

If the Joint Representatives were to exercise in full, on behalf of the international underwriters, their option to purchase an additional 14,250,000 Class A ordinary shares from us, the percentage of our ordinary shares held by existing shareholders would be 96.1%, and the percentage of our ordinary shares held by new investors would be 3.9%.

The discussion and tables above do not reflect (i) any outstanding share options or granted but not yet vested restricted share units, (ii) any issuance of our ordinary shares and/or ADSs from December 31, 2020 to the date of this prospectus supplement, and (iii) any ordinary shares and/or ADSs repurchased by us under the share repurchase program from December 31, 2020 to the date of this prospectus supplement. As of December 31, 2020, the awards that had been granted to our directors, officers, employees and consultants and remained outstanding included (i) restricted share units to receive an aggregate of 130,501,520 ordinary shares, excluding restricted share units that were forfeited, cancelled, or vested after the relevant grant date, and (ii) options to purchase an aggregate of 24,219,040 ordinary shares, excluding options that were forfeited, cancelled, or exercised after the relevant grant date.

Translations of U.S. dollars into Hong Kong dollars and from Hong Kong dollars into RMB relating to estimated net proceeds and the assumed offering price were made at HK$7.7534 to US$1.00 and RMB0.8416 to HK$1.00, the respective exchange rate on December 31, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. Unless otherwise stated, all translations of RMB into U.S. dollars in this “Dilution” section were made at RMB6.5250 to US$1.00, the exchange rate on December 31, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of March 3, 2021 by:

•	each of our directors and executive officers; and

•	each person known to us to own beneficially more than 5% of our total outstanding shares.

The calculations in the table below are based on 2,685,023,744 ordinary shares, consisting of 2,125,123,424 Class A ordinary shares and 559,900,320 Class B ordinary shares issued and outstanding as of March 3, 2021. On March 1, 2021, we effected a change to our authorized share capital by 1-to-80 subdivision of shares. Concurrently, we effected a proportionate change in ADS to Class A ordinary share ratio from 10 ADSs representing 1 Class A ordinary share to each ADS representing 8 Class A ordinary shares. Such changes been reflected retroactively throughout this document.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares and associated votes, however, are not included in the computation of the percentage ownership of any other person. Ordinary shares held by a shareholder are determined in accordance with our register of members.

	Class A Ordinary Shares	Class B Ordinary Shares		Total Ordinary Shares	% of Total Ordinary Shares	% of Aggregate Voting Power†
Directors and Executive Officers:
Robin Yanhong Li(1)	18,291,280	439,200,000		457,491,280	17.0	57.0
Herman Yu	*	—	*		*	*
Dou Shen	*	—	*		*	*
Haifeng Wang	*	—	*		*	*
Shanshan Cui	*	—	*		*	*
Victor Zhixiang Liang	*	—	*		*	*
James Ding	*	—	*		*	*
Brent Callinicos	*	—	*		*	*
Yuanqing Yang	*	—	*		*	*
Jixun Foo	*	—	*		*	*
All Directors and Executive Officers as a Group	20,209,280	439,200,000		459,409,280	17.1	57.1
Principal Shareholders:
Handsome Reward Limited(2)	12,689,200	439,200,000		451,889,200	16.8	57.0
Share Lending Shareholder:
Baidu Holdings Limited(3)	20,571,429	—		20,571,429	0.8	0.3

Notes:

†

For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A ordinary shares and Class B ordinary shares as a single class. Each holder of Class A ordinary shares is entitled to one vote per share and each holder of our Class B ordinary shares is entitled to 10 votes per share on all matters submitted to them for a vote. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders and other matters as may otherwise be required by law. Each Class B ordinary share is convertible at any time by the holder thereof into one Class A ordinary share.

*	Less than 1% of our total outstanding ordinary shares.
(1)

Includes (i) 3,013,200 Class A Ordinary Shares directly held by Mr. Robin Yanhong Li on record, (ii) 2,232,000 Class A ordinary shares in the form of ADSs held by Mr. Robin Yanhong Li in the brokerage account of the administrator of our employee stock option program, (iii) 342,320 Class A ordinary shares issuable to Mr. Robin Yanhong Li upon exercise of options within 60 days after March 3, 2021, (iv) 14,560 Class A ordinary shares issuable to Mr. Robin Yanhong Li upon vesting of restricted shares within 60 days after March 3, 2021, (v) 439,200,000 Class B ordinary shares held on record by Handsome Reward Limited, a British Virgin Islands company wholly owned by Mr. Robin Yanhong Li, (vi) 5,772,720 Class A ordinary shares in the form of ADSs held by Handsome Reward Limited in the brokerage account of the administrator of our employee stock option program, (vii) 6,916,480 Class A ordinary shares issuable to Handsome Reward Limited upon exercise of options within 60 days after the date of March 3, 2021, and (viii) excludes 116,600,000 Class B ordinary shares owned by Ms. Melissa Ma, Mr. Robin Yanhong Li’s wife, who also had owned an aggregate of 50,000 ADSs, an additional 25,645 ADSs in the brokerage account of the administrator of our employee stock option program and the right to acquire 575 ADSs upon the vesting of restricted share units granted under our share incentive plan within 60 days after March 3, 2021 of which Mr. Robin Yanhong Li disclaims beneficial ownership. The voting power of the shares beneficially owned by Mr. Robin Yanhong Li represented 57.0% of the total outstanding voting power of our company as of March 3, 2021.

(2)

Includes (i) 439,200,000 Class B ordinary shares held by Handsome Reward Limited, a British Virgin Islands company wholly owned and controlled by Mr. Robin Yanhong Li, (ii) 5,772,720 Class A ordinary shares in the form of ADSs held by Handsome Reward Limited in the brokerage account of the administrator of our employee stock option program, and (iii) 6,916,480 Class A Ordinary Shares issuable to Handsome Reward Limited upon exercise of options within 60 days after the date of March 3, 2021.

(3)

Includes 20,571,429 Class A ordinary shares held by Baidu Holdings Limited, a British Virgin Islands company wholly owned by Baidu, Inc. The business address of Baidu Holdings Limited is Kingston Chambers, PO Box 173, Road Town Tortola, British Virgin Islands.

As of March 3, 2021, to our knowledge, approximately 78.4% of our total outstanding ordinary shares were held by three record shareholders in the United States, including approximately 78.3% held by The Bank of New York Mellon, the depositary of our ADS program. The number of beneficial owners of ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

Merrill Lynch (Asia Pacific) Limited, through its affiliate Merrill Lynch International, has entered into a borrowing arrangement with Baidu Holdings Limited to facilitate the settlement of over-allocations. Merrill Lynch International is obligated to return Class A ordinary shares to Baidu Holdings Limited by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market.

DIVIDEND POLICY

Our board of directors has complete discretion on whether to distribute dividends subject to our memorandum and articles of association and certain restrictions under Cayman Islands law. In addition, our shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have not declared or paid any dividends on our ordinary shares, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company registered by way of continuation under the laws of the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the ordinary shares underlying our ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary will then pay such amounts to our ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the closing of the Global Offering, we will have 2,220,123,424 Class A ordinary shares (or 2,234,373,424 Class A ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), excluding 48,817,605 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans.

All of the Class A ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and Class A ordinary shares.

Lock-Up Agreements

In connection with the Global Offering, we, Mr. Robin Yanhong Li and his spouse and our directors and officers have agreed, for a period of 90 days after the date on which the Hong Kong public offering commences, not to offer, pledge, issue, sell, contract to sell, sell any option or contract to option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our ordinary shares, in the form of ADSs or otherwise, or any securities convertible into or exchangeable or exercisable for our ordinary shares, in the form of ADSs or otherwise, without the prior written consent of Merrill Lynch (Asia Pacific) Limited, CLSA Limited and Goldman Sachs (Asia) L.L.C. The foregoing lock-up restrictions are subject to certain exceptions for each party. See “Underwriting—Lock-Up Agreements.”

Rule 144

“Restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after we became a reporting company, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•

1% of the then outstanding ordinary shares of the same class, in the form of ADSs or otherwise, which immediately after this offering will equal 22,201,234 Class A ordinary shares, assuming no exercise by the Joint Representatives, on behalf the international underwriters, of their option to purchase additional Class A ordinary shares; and

•

the average weekly trading volume of our ordinary shares of the same class, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

EXCHANGES BETWEEN ADSs AND CLASS A ORDINARY SHARES

Dealings and Settlement of Class A Ordinary Shares in Hong Kong

Our Class A ordinary shares will trade on the Hong Kong Stock Exchange in board lots of 50 Class A ordinary shares. Dealings in our Class A ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.

The transaction costs of dealings in our Class A ordinary shares on the Hong Kong Stock Exchange include:

•	Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

•	Securities and Futures Commission of Hong Kong, or SFC, transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

•	trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

•	transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

•	ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

•	stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

•

brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

•

the Hong Kong share registrar will charge between HK$2.50 to HK$20.00, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his or her Class A ordinary shares in his or her stock account or in his or her designated Central Clearing and Settlement System participant’s stock account maintained with the Central Clearing and Settlement System, or CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his or her broker or custodian before the settlement date.

Exchanges between Class A Ordinary Shares Trading in Hong Kong and ADSs

In connection with initial public offering of Class A ordinary shares in Hong Kong, or the Hong Kong IPO, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong share registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Maples Fund Services (Cayman) Limited, or Maples.

All Class A ordinary shares offered in the Hong Kong IPO will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of Class A ordinary shares registered on the Hong Kong share register will be able to deposit these ordinary shares into ADSs, and vice versa.

Our ADSs

Our ADSs are traded on Nasdaq. Dealings in our ADSs on Nasdaq are conducted in U.S. Dollars.

ADSs may be held either:

•

directly: (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs registered in the holder’s name; or (ii) by having an uncertified ADSs registered in the holder’s name; or

•	indirectly, by holding a security entitlement in ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC.

The depositary for our ADSs is The Bank of New York Mellon, whose office is located at 240 Greenwich Street, New York, New York 10286, United States.

Depositing Class A Ordinary Shares Trading in Hong Kong for delivery of ADSs

An investor who holds Class A ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on Nasdaq must deposit or have his or her broker deposit the Class A ordinary shares with the depositary’s Hong Kong custodian, The Hong Kong and Shanghai Banking Corporation Limited, Hong Kong, or the custodian, in exchange for ADSs.

A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

•

If Class A ordinary shares have been deposited with CCASS, the investor must transfer ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed ADS delivery form to the custodian via his or her broker.

•

If Class A ordinary shares are held outside CCASS, the investor must arrange for the registration of a transfer of his or her Class A ordinary shares into the depositary’s name and delivery of evidence of that registration to the custodian, and must sign and deliver an ADS delivery form to the depositary.

•

Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will register the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs as instructed in the ADS delivery form.

For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Surrender of ADSs for Delivery of Class A Ordinary Shares Trading in Hong Kong

An investor who holds ADSs and wishes to receive Class A ordinary shares that trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class A ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such Class A ordinary shares on the Hong Kong Stock Exchange.

An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedure of the broker or financial institution and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying Class A ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.

For investors holding ADSs directly, the following steps must be taken:

•

To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary. Those instructions must have a Medallion signature guarantee.

•

Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver Class A ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

•	If an investor prefers to receive Class A ordinary shares outside CCASS, he or she must so indicate in the instruction delivered to the depositary.

For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.

Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures for delivery for Class A ordinary shares in a CCASS account is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements

Before the depositary delivers ADSs or permits withdrawal of Class A ordinary shares, the depositary may require:

•	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong share registrar are closed or at any time if the depositary or we determine it advisable to do so.

All costs attributable to the transfer of ordinary shares to effect a withdrawal from or deposit of Class A ordinary shares into our ADS program will be borne by the investor requesting the transfer or deposit. In particular, holders of ordinary shares and ADSs should note that the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of Class A ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of ordinary shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of ordinary shares from, the ADS facility.

UNDERWRITING

The Global Offering

The offering of our 95,000,000 Class A ordinary shares is referred to herein as the “Global Offering.” The Global Offering comprises:

•

the offering of 11,400,000 Class A ordinary shares in Hong Kong (the “Hong Kong offer shares”) as described in “— The Hong Kong public offering” below, which we refer to as the “Hong Kong public offering”; and

•

the offering of 83,600,000 Class A ordinary shares (subject to the option of the international underwriters to purchase additional Class A ordinary shares mentioned below) (the “international offer shares” and, together with the Hong Kong offer shares, the “Offer Shares”) as described in “—The International Offering” below, which we refer to as the “international offering.”

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States in compliance with applicable law.

Merrill Lynch (Asia Pacific) Limited, CLSA Limited and Goldman Sachs (Asia) L.L.C. are acting as joint representatives, or the Joint Representatives, for the Global Offering.

Under the terms and subject to the conditions in the Hong Kong underwriting agreement (as defined below), the Hong Kong underwriters below, or the Hong Kong underwriters, have severally agreed to apply or procure applications for the number of Class A ordinary shares indicated below.

Hong Kong Underwriters	Number of Class A Ordinary Shares
Merrill Lynch (Asia Pacific) Limited	4,908,000
CLSA Limited	2,765,750
Goldman Sachs (Asia) L.L.C.	3,022,250
China International Capital Corporation Hong Kong Securities Limited	502,850
UBS AG Hong Kong Branch	60,350
CCB International Capital Limited	60,350
China Renaissance Securities (Hong Kong) Limited	10,050
Nomura International (Hong Kong) Limited	10,050
Citigroup Global Markets Asia Limited	10,050
ICBC International Capital Limited	10,050
BOCI Asia Limited	10,050
ABCI Securities Company Limited	10,050
Haitong International Securities Company Limited	10,050
Futu Securities International (Hong Kong) Limited	10,050
Total:	11,400,000

We and the international underwriters have entered into an international underwriting agreement, dated the date hereof, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of Class A ordinary shares indicated below:

International Underwriters	Number of Class A Ordinary Shares
Merrill Lynch (Asia Pacific) Limited	35,991,900
CLSA Limited	20,282,300
Goldman Sachs (Asia) L.L.C.	22,163,050
China International Capital Corporation Hong Kong Securities Limited	3,687,700
UBS Securities LLC.	442,500
CCB International Capital Limited	442,500
China Renaissance Securities (Hong Kong) Limited	73,750
Nomura International (Hong Kong) Limited.	73,750
Citigroup Global Markets Limited.	73,750
ICBC International Capital Limited	73,750
BOCI Asia Limited	73,750
ABCI Securities Company Limited	73,750
Haitong International Securities Company Limited	73,750
Futu Securities International (Hong Kong) Limited	73,750
Total:	83,600,000

The Hong Kong underwriters and the international underwriters are collectively referred to herein as the underwriters.

Upon the closing of the Global Offering, we will have 2,220,123,424 Class A ordinary shares (or 2,234,373,424 Class A ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), excluding 48,817,605 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans.

The underwriters propose to offer our Class A ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated, severally but not jointly, to take and pay for all of the Class A ordinary shares offered hereby if any such shares are taken. The offering of our Class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Approval-in-principle has been granted by the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules, for the listing of, and permission to deal in, our Class A ordinary shares under the stock code “9888.” The shares will be traded in board lots of 50 shares each. Our ADSs are listed on the Nasdaq Global Select Market under the symbol “BIDU.” Each ADS represents eight Class A ordinary shares.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Representatives may agree to allocate a number of our Class A ordinary shares to the underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

Number of Class A ordinary shares offered

We are offering 11,400,000 Class A ordinary shares for subscription by the public in Hong Kong at the public offering price, representing 12% of the total number of Offer Shares initially available under the Global Offering. The number of Offer Shares initially offered under the Hong Kong public offering will represent approximately 0.41% of the total Class A ordinary shares and Class B ordinary shares in issue immediately following the completion of the Global Offering (assuming the over-allotment option is not exercised and without taking into account the Class A ordinary shares to be issued pursuant to our share incentive plan, including pursuant to the exercise of the options or the vesting of restricted share units or other awards that have been or may be granted from time to time).

The Hong Kong public offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

Completion of the Hong Kong public offering is subject to the conditions set out in “— Conditions of the Global Offering” below.

Allocation

Allocation of Offer Shares to investors under the Hong Kong public offering will be based solely on the level of valid applications received under the Hong Kong public offering.

The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.

For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong public offering will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.

Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong offer shares means the price payable on application therefor (without regard to the Hong Kong public offer price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong public offering and any application for more than 2,375,000 Hong Kong offer shares are liable to be rejected.

Applications

Each applicant under the Hong Kong public offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any international offer shares under the international offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the international offering.

Applicants under the Hong Kong public offering are required to pay, on application, the maximum Hong Kong public offer price of HK$295.00 per Offer Share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each Offer Share, amounting to a total of HK$14,898.64 for one board lot of 50 Class A ordinary shares. As the Hong Kong public offer price is less than the maximum Hong Kong public offer price of HK$295.00 per Offer Share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

Hong Kong Underwriting Agreement

We and the Hong Kong underwriters have entered into an underwriting agreement dated March 11, 2021, or the Hong Kong underwriting agreement, relating to the Hong Kong public offering.

The International Offering

The international offering will consist of an offering of 83,600,000 Offer Shares offered by us (subject to the option of the international underwriters to purchase additional Class A ordinary shares), representing 88% of the total number of Offer Shares initially available under the Global Offering. The number of Offer Shares initially offered under the international offering will represent approximately 3.01% of the total Class A ordinary shares and Class B ordinary shares in issue immediately following the completion of the Global Offering (assuming the over-allotment option is not exercised and without taking into account the Class A ordinary shares to be issued pursuant to our share incentive plan, including pursuant to the exercise of options or the vesting of restricted share units or other awards that have been or may be granted from time to time).

Allocation

The international offering will include marketing of Offer Shares in the United States as well as to institutional and professional investors and other investors anticipated to have a sizeable demand for such Offer Shares in Hong Kong and other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of Offer Shares pursuant to the international offering will be effected in accordance with the “book-building” process described in “—Pricing” below and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further Class A ordinary shares and/or hold or sell its Class A ordinary shares after the Offer Shares are listed on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of the Class A ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

The Joint Representatives (for themselves and on behalf of the underwriters) may require any investor who has been offered Offer Shares under the international offering and who has made an application under the Hong Kong public offering to provide sufficient information to the Joint Representatives so as to allow them to identify the relevant applications under the Hong Kong public offering and to ensure that they are excluded from any allocation of Offer Shares under the Hong Kong public offering.

International Underwriting Agreement

We have entered into an international underwriting agreement with the Joint Representatives, as representatives of the international underwriters, relating to the international offering dated the date of the price determination date.

Sales in the United States

Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Merrill Lynch (Asia Pacific) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, BofA Securities, Inc. Goldman Sachs (Asia) L.L.C. will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Goldman Sachs & Co. LLC. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of Class A ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. China Renaissance Securities (Hong Kong) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, China Renaissance Securities (US) Inc. Nomura International (Hong Kong) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Nomura Securities International, Inc. Citigroup Global Markets Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Citigroup Global Markets Inc. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our Class A ordinary shares in the United States.

Compensation and Expenses

The following table shows the per ordinary share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the international underwriters’ option to purchase up to an additional 14,250,000 Class A ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent 0.639% of the total gross proceeds of the Global Offering (assuming the option to purchase additional Class A ordinary shares is not exercised). This presentation is based on the public offering price in both the international offering and the Hong Kong public offering is HK$252.00.

Paid by Us	No Exercise		Full Exercise
Per Class A ordinary share	HK$	1.61	HK$	1.61
Total	HK$	152,976,600	HK$	175,923,090

The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but exclusive of the underwriting discounts and commissions, are approximately HK$105 million (US$14 million).

International Underwriters’ Option to Purchase Additional Class A ordinary shares

In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Joint Representatives (on behalf of the international underwriters) at any time until 30 days after the last day for lodging applications under the Hong Kong public offering, to purchase up to an aggregate of 14,250,000 additional Class A ordinary shares, representing not more than 15% of the total number of Class A ordinary shares initially available under the Global Offering, at the international offering price to, among other things, cover over-allocations in the international offering, if any.

Merrill Lynch (Asia Pacific) Limited, through its affiliate Merrill Lynch International, has entered into a borrowing arrangement with Baidu Holdings Limited that is intended to facilitate the settlement of over-allotment. Merrill Lynch International is obligated to return Class A ordinary shares to Baidu Holdings Limited by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or to Baidu Holdings Limited for the loan of the Class A ordinary shares.

If the international underwriters’ option to purchase additional Class A ordinary shares is exercised in full, the additional Class A ordinary shares to be issued pursuant thereto will represent approximately 0.51% of our total Class A ordinary shares and Class B ordinary shares in issue immediately following the completion of the Global Offering, without taking into account the Class A ordinary shares to be issued pursuant to our share incentive plan, including pursuant to the exercise of options of the vesting of restricted share units or other awards that have been or may be granted from time to time. If the international underwriters exercise their option to purchase additional Class A ordinary shares, an announcement will be made.

Lock-Up Agreements

We have undertaken to the underwriters that for the period commencing on date on which the Hong Kong public offering commences and ending on, and including, the date that is 90 days after the date on which the Hong Kong public offering commences (the “Lock-Up Period”), and unless in compliance with the requirements of the Hong Kong Listing Rules, we will not, directly or indirectly, take any of the following actions with respect to our Shares or ADSs or other securities of the Company, or any securities convertible into or exchangeable or exercisable for or that represent the right to receive, any of our Shares or ADSs or other securities of the Company (“Lock-Up Securities”):

(a)

offer, allot, sell, issue, pledge, contract to sell or otherwise transfer or dispose of Lock-Up Securities, or deposit any Shares or other securities of the Company, with a depositary in connection with the issue of depositary receipts;

(b)	offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities;

(c)	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities;

(d)	enter into any transaction with the same economic effect as any transaction specified in paragraphs (a) or (b) above; or

(e)	offer to or contract to or agree to or announce any intention to effect any transaction specified in paragraphs (a), (b) or (c) above,

in each case whether any such transaction described in paragraphs (a), (b) or (c) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, provided, however, that the Company shall be permitted during the Lock-Up Period to:

(i)	issue, pledge or otherwise dispose of Shares or ADSs pursuant to any of the agreements existing as of the date of the Hong Kong Underwriting Agreement;

(ii)

issue, sell, or cause to be sold, the Offer Shares to be sold and/or issued pursuant to the Global Offering, including, for avoidance of doubt, any Shares to be issued pursuant to the Over-Allotment Option or loaned and sold pursuant to the Stock Borrowing Agreement, which is intended to facilitate stabilizing activities in connection with the Global Offering;

(iii)

grant or issue securities pursuant to the terms of the Share Incentive Plans existing on the date of the Hong Kong Underwriting Agreement, including the effect of one or more bulk issuances of Shares, or ADSs upon deposit of Shares with the Company’s depositary bank, and delivered to the Company’s brokerage accounts existing on the date hereof, in contemplation of future issuance under the Share Incentive Plans existing on the date of the Hong Kong Underwriting Agreement;

(iv)	effect any capitalization issue, capital reduction or consolidation or sub-division of the Shares;

(v)	issue securities upon the exercise of an option or a warrant, the vesting of a restricted share or the conversion of a security outstanding on the date of the Hong Kong Underwriting Agreement; and

(vi)	repurchase securities pursuant to the Company’s share repurchase programs existing on the date of the Hong Kong Underwriting Agreement.

Mr. Robin Yanhong Li and his spouse and all of our directors and executive officers have each agreed with the Joint Representatives (on behalf of the international underwriters and the Hong Kong underwriters) that, during the period commencing on the date on which the Hong Kong public offering and ending at the close of business of the 90th day after the date on which the Hong Kong public offering, without the prior written consent of the Joint Representatives (for themselves and on behalf of the underwriters), they will not, among other things, directly or indirectly: (i) offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale or otherwise dispose of any ADSs or Shares or any securities of the Company that are substantially similar to the ADSs or Shares, or any options or warrants to purchase any ADSs or Shares, or any securities convertible into, exchangeable for or that represent the right to receive ADSs, Shares or any securities of the Company that are substantially similar to the ADSs or Shares, whether now owned or hereinafter acquired, owned directly by them (including holding as a custodian) or with respect to which they have beneficial ownership within the rules and regulations of the SEC and/or the SFO (such securities collectively, the “D&O Lock-Up Securities”); (ii) engage in any hedging or other or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale or disposition or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any D&O Lock-Up Securities; (iii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the D&O Lock-Up Securities; (iv) make any demand for, or exercise any right with respect to, the registration of any D&O Lock-Up Securities, or (v) publicly disclose the intention to do any of (ii) to (iv) above, in each case subject to limited exceptions as described further below. For the purposes of the foregoing lock-up restrictions, the term “D&O Lock-Up Securities” shall not include, and nothing in the foregoing lockup restrictions shall prohibit, any transaction relating only to, (i) ADSs or Shares purchased in open market transactions after the date on which the Hong Kong public offering (excluding, for the avoidance of doubt, any Shares purchased in the Global Offering), or (ii) ADSs or Shares acquired in private transactions after the date on which the Hong Kong public offering from third parties to the extent such acquired ADSs or Shares are not subject to any lock-up or similar transfer restrictions.

Among certain other exceptions, the restrictions described above do not apply to transfer of the D&O Lock-Up Securities:

(i)	as a bona fide gift or gifts to a charitable or not-for-profit organization or educational institution;

(ii)

to any trust for the direct or indirect benefit of the locked-up person or the immediate family of the locked-up person, or if the locked-up person is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, provided that any such transfer shall not involve a disposition for value;

(iii)	by will or intestate succession upon the death of the locked-up person;

(iv)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(v)	by surrender or forfeiture of any D&O Lock-Up Securities to the Company or sale or transfer of any D&O Lock-Up Securities to satisfy (x) tax withholding obligations upon exercise or vesting or (y) the exercise price upon a cashless net exercise, in each case, of share options, equity awards, warrants or other right to acquire Shares or ADSs pursuant to the Share Incentive Plans;

(vi)

to the Company or an affiliate of the Company arising as a result of the termination of employment or directorship of the locked-up person where the Company or such affiliate of the Company has the option to repurchase such D&O Lock-Up Securities or a right of first refusal with respect to transfers of such D&O Lock-Up Securities;

(vii)	with the prior written consent of the Joint Representatives (for themselves and on behalf of the underwriters);

(viii)

to a partnership, limited liability company or other entity of which the locked-up person and the immediate family of the locked-up person are the legal and beneficial owner of all of the outstanding equity securities or similar interests; or

(ix)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under paragraphs (i) through (viii) above.

Conditions of the Global Offering

Acceptance of all applications for Offer Shares will be conditional on:

•

the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, our Class A ordinary shares in issue and to be issued pursuant to the Global Offering (including the Class A ordinary shares which may be issued pursuant to the exercise of the option of the international underwriters to purchase additional Class A ordinary shares) and the additional Class A ordinary shares to be issued pursuant to our share incentive plan, on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the date on which our Class A ordinary shares are listed on the Hong Kong Stock Exchange;

•	the pricing of the Offer Shares having been agreed between the Joint Representatives (for themselves and on behalf of the underwriters) and us;

•	the execution and delivery of the international underwriting agreement on or around the price determination date; and

•

the obligations of the Hong Kong underwriters under the Hong Kong underwriting agreement and the obligations of the international underwriters under the international underwriting agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective underwriting agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of this prospectus supplement.

The consummation of each of the Hong Kong public offering and the international offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.

Share certificates for the Offer Shares will only become valid at 8:00 a.m. on Tuesday, March 23, 2021, provided that the Global Offering has become unconditional in all respects at or before that time.

Dealings Arrangements

Assuming that the Hong Kong public offering becomes unconditional at or before 8:00 a.m. in Hong Kong on Tuesday, March 23, 2021, it is expected that dealings in the Class A ordinary shares on the Hong Kong Stock

Exchange will commence at 9:00 a.m. on Tuesday, March 23, 2021. The Class A ordinary shares will be traded in board lots of 50 Class A ordinary shares each and the stock code of the Class A ordinary shares will be “9888.”

Indemnification

We have agreed to indemnify the several underwriters and their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilizing manager may bid for or purchase the securities is not permitted to exceed the Hong Kong public offer price.

In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the Class A ordinary shares at a level higher than that which might otherwise prevail for a limited period after the date on which our Class A ordinary shares are listed on the Hong Kong Stock Exchange. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days after the last day for lodging applications under the Hong Kong public offering.

Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (b) selling or agreeing to sell the Class A ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (c) purchasing, or agreeing to purchase, the Class A ordinary shares pursuant to the exercise of the option by the underwriters to purchase additional Class A ordinary shares in order to close out any position established under clauses (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the Class A ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (e) selling or agreeing to sell any Class A ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.

Specifically, prospective applicants for and investors in the Offer Shares should note that:

•	the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the Class A ordinary shares;

•	there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

•

liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the Class A ordinary shares;

•

no stabilizing action can be taken to support the price of the Class A ordinary shares for longer than the stabilization period, which will begin on the date on which our Class A ordinary shares are listed on the

Hong Kong Stock Exchange, and is expected to expire on Friday, April 16, 2021, being the 30th day after the last day for lodging applications under the Hong Kong Public Offering. After this date, when no further stabilizing action may be taken, demand for the Class A ordinary shares, and therefore the price of the Class A ordinary shares, could fall;

•	the price of the Class A ordinary shares cannot be assured to stay at or above the public offer price by the taking of any stabilizing action ; and

•

stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the Hong Kong public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the Offer Shares.

We will ensure or procure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

In connection with the Global Offering, the underwriters may also purchase and sell Class A ordinary shares or ADSs in the open market in compliance with all applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Class A ordinary shares than they are required to purchase in the offering or the sale by the underwriters of the ADSs, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Class A ordinary shares (including Class A ordinary shares represented by short sales of ADSs) for which the international underwriters’ option to purchase additional Class A ordinary shares may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Class A ordinary shares or purchasing Class A ordinary shares or ADSs in the open market and converting such ADSs into Class A ordinary shares. In determining the source of Class A ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of Class A ordinary shares or ADSs available for purchase in the open market as compared to the price at which they may purchase additional Class A ordinary shares pursuant to the option described above. Stabilizing transactions consist of various bids for or purchases of Class A ordinary shares or ADSs made by the underwriters in the open market.

The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Class A ordinary shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A ordinary shares or ADSs. As a result, the price of the Class A ordinary shares or ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities (which may start at any time in the U.S. market beginning on the price determination date) and may end any of these activities at any time. These transactions may be effected on the Nasdaq, on the Hong Kong Stock Exchange, in the over-the-counter market or otherwise.

Activities by Underwriters

Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process.

The underwriters and their affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to assets, securities and/or instruments of our company and/or persons and entities with relationships with our company and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

In relation to the Class A ordinary shares, the activities of the underwriters and their affiliates could include acting as agent for buyers and sellers of the Class A ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the Class A ordinary shares (which financing may be secured by the Class A ordinary shares) in the Global Offering, proprietary trading in the Class A ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the Class A ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the Class A ordinary shares, which may have a negative impact on the trading price of the Class A ordinary shares. All such activities could occur in Hong Kong and in the United States and elsewhere in the world and may result in the underwriters and their affiliates holding long and/or short positions in the Class A ordinary shares, in baskets of securities or indices including the Class A ordinary shares, in units of funds that may purchase the Class A ordinary shares, or in derivatives related to any of the foregoing.

In relation to issues by underwriters or their affiliates of any listed securities having the Class A ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the Class A ordinary shares in most cases.

All such activities may occur both during and after the end of the stabilizing period described in “—Stabilization” above. Such activities may affect the market price or value of the Class A ordinary shares, the liquidity or trading volume in the Class A ordinary shares and the volatility of the price of the Class A ordinary shares, and the extent to which this occurs from day to day cannot be estimated.

It should be noted that when engaging in any of these activities, the underwriters will be subject to certain restrictions, including the followings:

(a)

the underwriters (other than the stabilizing manager, its affiliates or any person acting for it) must not, in connection with the distribution of the Offer Shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the Offer Shares), whether in the open market or otherwise, with a view to Stabilizing or maintaining the market price of any of the Offer Shares at levels other than those which might otherwise prevail in the open market; and

(b)

the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking, lending and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.

In addition, the underwriters or their respective affiliates may provide financing to investors to finance their subscriptions of Offer Shares in the Global Offering.

The address of Merrill Lynch (Asia Pacific) Limited is 55/F Cheung Kong Center, 2 Queen’s Road Central, Central. Hong Kong. The address of CLSA Limited is 18/F, One Pacific Place, 88 Queensway, Hong Kong. The address of Goldman Sachs (Asia) L.L.C. is 68/F, Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong.

Selling Restrictions

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the Offering. This prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares (i) contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person; and (ii) do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information herein is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no Class A ordinary shares have been offered or will be offered pursuant to the Global Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any Shares at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Joint Representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Class A ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class A ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

The Class A ordinary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Class A ordinary shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Class A ordinary shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Bermuda

The offer of the Class A ordinary shares under the International Offering is private and is not intended for the public. This offering circular has not been approved by the Bermuda Monetary Authority or the Registrar of Companies in Bermuda. Any representation to the contrary, explicit or implicit is prohibited.

British Virgin Islands

The Class A ordinary shares are not being and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription. The Class A ordinary shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the Class A ordinary shares for the purposes of the Securities and Investment Business Act, 2010 (“SIBA”) or the Public Issuers Code of the British Virgin Islands.

Canada

The Class A ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the international underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

The Class A ordinary shares may not be offered or sold, directly or indirectly, to the public or to any member of the public in the Cayman Islands.

France

This prospectus supplement and the accompanying prospectus have not been prepared in the context of a public offering of securities in France within the meaning of Article L.411-1 of the French Code monétaire et financier and has therefore not been submitted to the Autorité des marches financiers, or the AMF, for clearance or otherwise.

Accordingly, the Class A ordinary shares have not been and will not be offered or sold, directly or indirectly, to the public in France and neither this offering circular nor any other offering material relating to the Class A ordinary shares has been distributed or caused to be distributed or will be distributed or caused to be distributed to the public in France, except to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), provided that such investors are acting for their own account, and/or to persons providing portfolio management financial services (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers), all as defined and in accordance with Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier).

The Class A ordinary shares may only be offered or sold, directly or indirectly, to the public in the Republic of France in accordance with applicable laws relating to public offerings (which are in particular set forth in Article L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Code monétaire et financier).

Germany

This prospectus supplement and the accompanying prospectus are not being distributed in the context of, and do not constitute, a public offer of securities in Germany within the meaning of the German Securities Prospectus Act (Wertpapierprospektgesetz) which implemented the Prospectus Directive 2003/71/EC (the “Prospectus Directive”), and they have not been and will not be filed with, approved by or notified to the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht). As a result, this prospectus supplement, copies thereof or any other documents relating to the offering or the Class A ordinary shares may not be distributed, and the Class A ordinary shares may not be offered or sold in Germany other than to certain qualified investors or in transactions which are otherwise exempt from the prospectus requirement of the German Securities Prospectus Act (Wertpapierprospektgesetz).

Hong Kong

(i) The international offer shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or in circumstances which do not result in the document being a

“prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning thereof, and (ii) no advertisement, invitation or document relating to the international offer shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to the international offer shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning ascribed to it in the Securities and Futures Ordinance and any rules made thereunder.

Italy

This prospectus supplement and the accompanying prospectus have not been and will not be filed with or cleared by the Italian securities exchange commission (Commissione Nazionale per le società e la Borsa, or the CONSOB) pursuant to Legislative Decree No. 58 of February 24, 1998, as amended, or the Finance Law, and to CONSOB Regulation No. 11971 of May 14, 1999, as amended, or the Issuers Regulation. Accordingly, copies of this prospectus supplement or any other document relating to the Class A ordinary shares may not be distributed, made available or advertised in Italy, nor may the Class A ordinary shares be offered, purchased, sold, promoted, advertised or delivered, directly or indirectly, to the public other than (i) to Professional Investors (as defined pursuant to article 31(2) of CONSOB Regulation No. 11522 of July 1, 1998, as amended, or the Intermediaries Regulation) pursuant to article 100 of the Finance Law; (ii) to prospective investors where the offer of the Class A ordinary shares relies on the exemption from the investment solicitation rules pursuant to, and in compliance with the conditions set out by article 100 of the Finance Law and article 33 of the Issuers Regulation, or by any applicable exemption; provided that any such offer, sale, promotion, advertising or delivery of the Class A ordinary shares or distribution of the offering circular, or any part thereof, or of any other document or material relating to the Class A ordinary shares in Italy is made: (a) by investment firms, banks or financial intermediaries authorized to carry out such activities in the Republic of Italy in accordance with the Finance Law, the Issuers Regulation, Legislative Decree No. 385 of September 1, 1993, as amended, the Intermediaries Regulation, and any other applicable laws and regulations; and (b) in compliance with any applicable notification requirement or duty which may, from time to time, be imposed by CONSOB, Bank of Italy or by any other competent authority.

Japan

The Class A ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kingdom of Saudi Arabia

This prospectus supplement and the accompanying prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority of the Kingdom of Saudi Arabia (the “Capital Market Authority”).

The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement and the accompanying prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement or the accompanying prospectus.

Prospective purchasers of the Class A ordinary shares under the international offering offered hereby should conduct their own due diligence on the accuracy of the information relating thereto. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial adviser.

Korea

The Class A ordinary shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act (the “FSCMA”), and none of the Class A ordinary shares may be offered, sold or delivered, or offered or sold to any person for re-offering or resale, directly or indirectly in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law (the “FETL”) and the decrees and regulations thereunder. Furthermore, the Class A ordinary shares may not be resold to Korean residents unless the purchaser of the Class A ordinary shares complies with all applicable regulatory requirements (including, but not limited to, governmental approval requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the Class A ordinary shares.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the Class A ordinary shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Class A ordinary shares as principal, if the offer is on terms that the Class A ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class A ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any Class A ordinary shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)

a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In addition, investors in Singapore should note that the Class A ordinary shares acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their Class A ordinary shares.

State of Kuwait

The Class A ordinary shares have not been registered, authorized or approved for offering, marketing or sale in the State of Kuwait pursuant to Securities and Investment Funds Law of Kuwait No. 31/1990, as amended, and its executive bylaw, and as such the Class A ordinary shares shall not be offered or sold in the State of Kuwait. Interested investors from the State of Kuwait who approach us or any of the underwriters acknowledge this restriction and that this prospectus supplement, the accompanying prospectus and any related materials shall be subject to all applicable foreign laws and rules; therefore, such investors must not disclose or distribute such materials to any other person.

Switzerland

The Class A ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange Ltd. (“SIX”) or any other stock exchange or other regulated trading facility in Switzerland. This offering circular has been prepared without regard to the disclosure standards for issuance of prospectuses under Article 652a or Article 1156 of the Swiss Code of Obligations or disclosure standards for listing prospectuses under Article 27 et seqq. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the Class A ordinary shares or the offering thereof may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the offering of the Class A ordinary shares, us or the Class A ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Class A ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the Class A ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A ordinary shares.

PRC

This prospectus supplement has not been and will not be circulated or distributed in the PRC, and the Class A ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

Taiwan

The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A ordinary shares in Taiwan.

Qatar

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the State of Qatar including the rules and regulations of Qatar Financial Centre Authority (“QFCA”) or the Qatar Financial Centre Regulatory Authority (“QFCRA”). The Class A ordinary shares have not been and will not be listed on the Qatar Exchange and are not subject to the rules and regulations of the DSM Internal Regulations applying to the Qatar Exchange, the Qatar Financial Markets Authority (“QFMA”), the Qatar Central Bank (“QCB”), the QFCA or the QFCRA, or any laws of the State of Qatar.

This prospectus supplement and the accompanying prospectus have not been and will not be:

(i)	lodged or registered with, or reviewed or approved by the QFCA, the QFCRA, the QCB or the QFMA; or

(ii)

authorized or licensed for distribution in the State of Qatar, and the information contained in this prospectus supplement or the accompanying prospectus does not, and is not intended to, constitute a public or general offer or other invitation in respect of shares or other securities in the State of Qatar or the QFC.

The offer of the Class A ordinary shares and interests therein do not constitute a public offer of securities in the State of Qatar under the Commercial Companies Law No. (5) of 2002 (as amended) or otherwise under any laws of the State of Qatar, including the rules and regulations of the QFCA or QFCRA.

The Class A ordinary shares are only being offered to a limited number of investors who are willing and able to conduct an independent investigation of the risks involved in an investment in such Shares. No transaction will be concluded in the jurisdiction of the State of Qatar (including the jurisdiction of the Qatar Financial Centre). We are not regulated by the QCB, QFMA, QFC Authority, QFC Regulatory Authority or any other government authority in State of Qatar. We do not, by virtue of this offering circular, conduct any business in the State of Qatar. Our company is an entity regulated under laws outside the State of Qatar.

United Arab Emirates

The Global Offering has not been approved or licensed by the UAE Central Bank or any other relevant licensing authority in the United Arab Emirates (including the Dubai International Financial Centre), and does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise. Accordingly, the Class A ordinary shares may not be offered to the public in the United Arab Emirates (including the Dubai International Financial Centre).

The Class A ordinary shares may be offered, and this offering circular may be issued, only to a limited number of investors in the United Arab Emirates (including the Dubai International Financial Centre) who qualify as sophisticated investors under the relevant laws of the United Arab Emirates (and the Dubai International Financial Centre). The Class A ordinary shares will not be offered, sold, transferred or delivered to the public in the United Arab Emirates (including the Dubai International Financial Centre).

TAXATION

The following is a general summary of certain Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in our Class A ordinary shares and our ADSs. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China, Hong Kong and the United States. You should consult your own tax advisors with respect to the consequences of investment in our Class A ordinary shares and our ADSs. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Maples and Calder (Hong Kong) LLP, our special Cayman Islands counsel. To the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, it is the opinion of King & Wood Mallesons, our special PRC counsel.

Cayman Islands and British Virgin Islands Taxation

We are not subject to income or capital gain tax under the current laws of the Cayman Islands and the British Virgin Islands. Additionally, upon payments of dividends by us, no Cayman Islands withholding tax will be imposed.

PRC Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its worldwide income as well as PRC enterprise income tax reporting obligations. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled overseas-incorporated enterprise is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. While we do not currently consider our company to be a PRC resident enterprise, there is a risk that the PRC tax authorities may deem our company as a PRC resident enterprise, in which case we would be subject to the PRC enterprise income tax at the rate of 25% on worldwide income. If the PRC tax authorities determine that our company is a PRC resident enterprise for PRC enterprise income tax purposes and the competent PRC tax authorities consider dividends we pay with respect to our Class A ordinary shares or ADSs and the gains realized from the transfer of our Class A ordinary shares or ADSs to be income derived from sources within the PRC, we may be subject to PRC withholding tax at a rate of up to 10% from dividends we pay to non-resident enterprise shareholders and holders of our ADSs, subject to any reduction or exemption set forth in relevant tax treaties. In addition, non-resident enterprise shareholders (including our ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or Class A ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders (including our ADS holders) and any gain realized on the transfer of ADSs or Class A ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% subject to any reduction or exemption set forth in relevant tax treaties. It is also unclear whether non-PRC shareholders of our company (including our ADS holders) would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

Hong Kong Taxation

In connection with the Hong Kong public offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Dealings in our Class A ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our Class A ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our Class A ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

To facilitate ADS-ordinary share conversion and trading between Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our Cayman share registrer to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to Our Ordinary Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange.”

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations under present law of the ownership and disposition of the ADSs or ordinary shares. This summary applies only to investors that are U.S. Holders (as defined below) that acquire the ADSs or ordinary shares in the Global Offering and that hold such ADSs or ordinary shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, published positions of the Internal Revenue Service, court decisions and other applicable authorities, all as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

The following discussion does not deal with the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	broker dealers;

•	persons that elect to mark their securities to market;

•	tax-exempt entities;

•	persons liable for the alternative minimum tax;

•	regulated investment companies;

•	certain expatriates or former long-term residents of the United States;

•	governments or agencies or instrumentalities thereof;

•	persons holding an ADS or ordinary share as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own ADSs or ordinary shares representing 10% or more of our voting power or value;

•	persons who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements;

•	persons whose functional currency is other than the U.S. dollar; or

•	persons who acquired our ADSs or ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation.

U.S. Holders are urged to consult their tax advisors about the application of the U.S. federal tax rules to their particular circumstances as well as the state, local and foreign tax consequences to them of ownership and disposition of our ADSs or ordinary shares.

The discussion below of the U.S. federal income tax consequences will apply if you are a “U.S. Holder.” You are a “U.S. Holder” if you are the beneficial owner of our ADSs or ordinary shares and you are, for U.S. federal income tax purposes,

•	a citizen or individual resident of the United States;

•

a corporation (or other entity subject to tax as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities that hold the ADSs or ordinary shares, or of persons who hold the ADSs or ordinary shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the ADSs or ordinary shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. If you hold our ADSs, you will be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or foreign tax laws or the Medicare tax on certain net investment income. We have not sought, and will not seek, a ruling from the IRS, or an opinion as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court.

Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of all our distributions to you with respect to the ADSs or ordinary shares will be included in your gross income as dividend income on the date of receipt by the depositary, in the case of our ADSs, or by you, in the case of ordinary shares, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (computed under U.S. federal income tax principles). Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution paid will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends paid by us will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations.

With respect to non-corporate U.S. Holders (including individual U.S. Holders), dividends may be taxed at the lower applicable capital gains rate provided that (i) the ADSs or ordinary shares are readily tradable on an established securities market in the United States or we are eligible for the benefit of the income tax treaty between the United States and the PRC, or the Treaty, (ii) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend was paid or for the preceding taxable year, (iii) certain holding period requirements are met and (iv) such non-corporate U.S. Holders are not under an obligation to make related payments with respect to positions in substantially similar or related property. For this purpose, ADSs listed on the Nasdaq Global Select Market will generally be considered to be readily tradable on an established securities market in the United States. You should consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our ADSs or ordinary shares.

For U.S. foreign tax credit purposes, dividends paid on the ADSs or ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. If PRC withholding taxes apply to dividends paid to you with respect to the ADSs or ordinary shares, you may be able to obtain a reduced rate of PRC withholding taxes under the Treaty. In addition, subject to certain conditions and limitations, PRC withholding taxes on dividends that are non-refundable under the Treaty may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. If you do not elect to claim a foreign tax credit, you may instead claim a deduction for U.S. federal income tax purposes in respect of such withholding, but only for a year in which you elect to do so for all creditable foreign income taxes. You should consult your tax advisor regarding the creditability of any PRC tax.

Sale, Exchange or Other Disposition of the ADSs or Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize gain or loss on any sale, exchange or other taxable disposition of an ADS or ordinary share equal to the difference between the amount realized for the ADS or ordinary share and your tax basis in the ADS or ordinary share. The gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ADS or ordinary share for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, in the event we are deemed to be a PRC “resident enterprise” under PRC tax law, we may be eligible for the benefits of the Treaty. In such event, if PRC tax were to be imposed on any gain from the disposition of the ADSs or ordinary shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat such gain as PRC source income. U.S. Holders should consult their tax advisors regarding the creditability of any PRC tax.

PFIC

A non-U.S. corporation, such as our own, is considered a PFIC for any taxable year if either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”). We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares. Although the law in this regard is not entirely clear, we treat our variable interest entities as being owned by us for U.S. federal income tax purposes because we control their management decisions and we are entitled to receive economic benefits that could potentially be significant to them and, as a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of our variable interest affiliated entities for U.S. federal income tax purposes, we would likely be treated as a PFIC for our taxable year ended December 31, 2021 and for subsequent taxable years.

Based on the market price of our ADSs and ordinary shares, the value of our assets, and the composition of our assets and income, we believe that we were not a PFIC for our taxable year ended December 31, 2020. However, given the lack of authority and the highly factual nature of the analyses, no assurance can be given.

Our PFIC status for the current taxable year ending December 31, 2021 will not be determinable until the close of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year (or any future taxable year).

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the total value of our assets for purposes of the asset test will generally be calculated using the market price of the ADSs and ordinary shares, our PFIC status will depend in large part on the market price of the ADSs and ordinary shares, which may fluctuate considerably. Accordingly, fluctuations in the market price of the ADSs and ordinary shares may result in our being a PFIC for any year. If we are a PFIC for any year during which you hold the ADSs or ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which you hold such ADSs or ordinary shares. However, if we cease to be a PFIC, provided that you have not made a mark-to-market election, as described below, you may avoid some of the adverse effects of the PFIC regime by making a deemed sale election with respect to the ADSs or ordinary shares, as applicable.

If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ADSs or ordinary shares, unless you make a mark-to-market election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares,

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income, and

•

the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for you for such year and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or ordinary shares cannot be treated as capital, even if you hold the ADSs or ordinary shares as capital assets.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the tax treatment discussed in the two preceding paragraphs. The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or “regularly traded,” on a qualified exchange or other market, as defined in applicable Treasury regulations. We expect that the ADSs will continue to be listed on the Nasdaq Global Select Market, which is a qualified exchange for these purposes, and, consequently, assuming that the ADSs are regularly traded, if you are a holder of our ADSs, it is expected that the mark-to-market election would be available to you were we to become a PFIC. However, a mark-to-market election may not be made with respect to our ordinary shares as they are not marketable stock. If you make a valid mark-to-market election for the ADSs, you will include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of your taxable year over your adjusted basis in such ADSs. You are allowed a deduction for the excess, if any, of the adjusted basis of the ADSs over their fair market value as of the close of the taxable year. Such deductions, however, are allowable only to the extent of any net mark-to-market gains on the ADSs included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on the actual sale or disposition of the ADSs, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ADSs. Your basis in the ADSs will be adjusted to reflect any such income or loss amounts. If you make such a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us (except that the lower applicable capital gains rate would not apply).

Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the general PFIC rules described above with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Alternatively, a U.S. Holder may avoid the PFIC tax consequences described above in respect to its ADSs and ordinary shares by making a timely “qualified electing fund,” or QEF, election. To comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Because we do not intend to provide such information, however, such election will not be available to you with respect to the ADSs or ordinary shares.

If you hold our ADSs or ordinary shares in any year in which we are a PFIC, you will be required to file an annual information report containing such information as the U.S. Treasury may require.

You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in our ADSs or ordinary shares.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom with respect to certain legal matters of United States federal securities law, New York State law and Hong Kong law, by Maples and Calder (Hong Kong) LLP with respect to legal matters of Cayman Islands law, and by King & Wood Mallesons with respect to legal matters of PRC law. The underwriters are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters of United States federal securities law, New York State law and Hong Kong law and by Haiwen & Partners with respect to legal matters of PRC law. The validity of the Class A ordinary shares offered in the Global Offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by Haiwen & Partners. Skadden, Arps, Slate, Meagher & Flom LLP, Skadden, Arps, Slate, Meagher & Flom and Maples and Calder (Hong Kong) LLP may rely upon King & Wood Mallesons with respect to matters governed by PRC law. Davis Polk & Wardwell LLP may rely upon Haiwen & Partners with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Baidu, Inc. appearing in Baidu, Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2020 and the effectiveness of Baidu, Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Tower E3, Oriental Plaza, No. 1 East Chang An Avenue, Dong Cheng District, Beijing 100738, The People’s Republic of China.

PROSPECTUS

Baidu, Inc.

Class A Ordinary Shares

We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.

In addition, from time to time, the selling shareholders (if any) to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of ordinary shares by selling shareholders (if any).

We will provide the specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 26 of this prospectus.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “BIDU.” On March 5, 2021, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$261.72 per ADS.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 7 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before making a decision to invest in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9, 2021.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refer to our American depositary shares, each of which represents eight Class A ordinary shares;

•	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

•

“Class A ordinary shares” refers to Class A ordinary shares of the share capital of our company with a par value of US$0.000000625 each, conferring a holder of a Class A ordinary share one vote per share on any resolution tabled at our company’s general meeting;

•

“Class B ordinary shares” refers to Class B ordinary shares of the share capital of our company with a par value of US$0.000000625 each, conferring weighted voting rights in our company such that a holder of a Class B ordinary share is entitled to 10 votes per share on all matters subject to the vote at general meetings of our company;

•	“MAU”, or monthly active user, refers to the number of mobile devices that launched our mobile apps during a given month;

•	“RMB” refers to the legal currency of China;

•	“shares” or “ordinary shares” refers to our ordinary shares, which include both Class A ordinary shares and Class B ordinary shares;

•	“U.S. dollars,” “US$,” “dollars” and “$” refer to the legal currency of the United States; and

•

“we,” “us,” “our company,” “our,” or “Baidu” refers to Baidu, Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, our consolidated affiliated entities in China, including but not limited to Beijing Baidu Netcom Science Technology Co., Ltd., or Baidu Netcom; “iQIYI” refers to iQIYI, Inc. (formerly known as “Ding Xin, Inc.” and “Qiyi.com, Inc.”), a company incorporated in the Cayman Islands listed on Nasdaq under the symbol “IQ” and one of our subsidiaries.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

Our reporting currency is RMB. Unless otherwise noted, all translations from RMB to U.S. dollars in this prospectus are made at a rate of RMB6.5250 to US$1.00, the exchange rate in effect as of December 31, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any RMB amounts could have been, or could be, converted into U.S. dollars at any particular rate, or at all. On February 26, 2021, the exchange rate was RMB 6.4730 to US$1.00.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend, “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

•	our operations and business prospects;

•	our business and operating strategies and our ability to implement such strategies;

•	our ability to develop and manage our operations and business;

•	competition for, among other things, capital, technology and skilled personnel;

•	our ability to control costs;

•	our ability to identify and conduct investments and acquisitions, as well as integrate acquired target(s);

•	changes to regulatory and operating conditions in the industry and geographical markets in which we operate;

•	our dividend policy; and

•	all other risks and uncertainties described in “Risk Factors.”

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any accompanying prospectus supplement.

We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

OUR COMPANY

Overview

Our mission is to make the complicated world simpler through technology.

We are a leading AI company with a strong Internet foundation. We have been investing in AI since 2010, to improve search and ad monetization, and have used “Baidu Brain,” our core AI technology engine to develop new AI businesses. The breadth and depth of our AI capabilities provide the differentiating foundational technologies that power all of our businesses. According to the CIC Report, our AI leadership in China is evidenced in the following aspects:

•	We hold the largest portfolio of AI patents and AI patent applications in China as of October 30, 2020;

•	Our deep learning framework, PaddlePaddle, is the No. 1 deep learning framework in China and No. 2 globally behind Facebook Pytorch in terms of cumulative pull requests as of December 31, 2020;

•	Our Baidu Open AI Platform, with a developer community of over 2.65 million members, is the largest open AI platform in China, based on the number of developers as of December 31, 2020; and

•

Baidu OSChina, which runs on Baidu cloud infrastructure, is the largest development platform for open source activities of in China and No. 3 globally (behind GitHub and Gitlab), in terms of the number of developers as of December 31, 2020.

We are one of the very few companies that offers a full AI stack, encompassing an infrastructure consists of AI chips, deep learning framework, core AI capabilities, such as natural language processing, knowledge graph, speech recognition, computer vision and augmented reality, as well as an open AI platform to facilitate wide application and usage. Our technological innovation in AI has been well recognized by the global community. For instance, ERNIE, our natural language processing framework, became the first AI model to score above 90 on GLUE (General Language Understanding Evaluation), which is widely considered as the benchmark for testing AI language understanding, and won the SAIL (Super AI Leader) award, the highest honorary recognition at the 2020 World Artificial Intelligence Conference. We have put our leading AI into innovative use. For example, we are the first to receive driverless licenses in China and the U.S. and we are testing driverless vehicles in China.

Baidu was founded as a search engine business in 2000 with the belief that technology can change the way people discover and consume information. At the heart of Baidu search is its ability to better understand a users’ search queries and to answer these queries by matching the most relevant information in ranked search results. To achieve this, we continuously innovate and develop new technologies and products that enhance Baidu search user experience. We began to use AI a decade ago to power these technologies in order to better match user search intent with the large amount of information on the Internet. For instance, our natural language processing, an AI capability, enables the understanding of important details of a query, particularly in complex conversational queries. This helps optimize search results returned and increase the satisfaction rate of users. Years of tagging, understanding and intelligently processing all forms of content on the Internet—text, images and videos—with AI has helped us develop Baidu Brain, our core AI technology engine, which in turn has enabled us to further develop leading AI technologies and commercialize them through products and services for consumers, enterprises and the public sector. Our ability to continuously invest heavily in research and development is made possible by the durable revenue that we generated as a leading Internet platform.

The widespread usage of our open AI platform by developers and businesses creates a network effect for our AI technologies, products and services. The more developers and businesses use our AI models, tool kits and services, the better our AI capabilities become, which in turn further increase the attractiveness of our AI platform to developers and business communities. This network effect helps us obtain unique insights into different kinds of products and services that are in demand and have real-world application across different industries, setting a strong foundation for us to make investment decisions and lead with technology, products and services in the markets that we have entered.

Our large portfolio of products and services is accessed by over one billion devices monthly, and our business spans across an ecosystem of hundreds of millions of users, millions of developers and hundreds of thousands of enterprises. Our usage of a strong technology foundation to support an open platform business model not only draws more participants into our ecosystem, but also adds richness and vibrancy to our ecosystem, strengthening the long-term prospect and vitality of our business overall. We usually start the development of a business with a strong technology platform, on which we build products and services for our customers and users, and through an open platform architecture, we attract a wide array of partners to our ecosystem to expand the offerings to our customers and users. The platform could then grow organically and by leveraging the power of our partners in the ecosystem, which over time feed into a virtuous cycle.

Over the past two decades, we have demonstrated a track record for long-term growth and strong profitability, which has enabled us to invest in a diversified portfolio of products and services with large market opportunities and further improve our long-term growth prospects. Through years of investment in research, AI chip design, developer community, patents and talent development, we are turning AI into innovative use cases. Powered by AI, Baidu Core, which excludes iQIYI and contributed over 70% of our total revenues during the Track Record Period, mainly provides search-based, feed-based, and other online marketing services, as well as products and services from new AI initiatives in the following three growth engines:

•

Mobile Ecosystem: a portfolio of over one dozen apps, including Baidu App, Haokan and Baidu Post, which provides an open platform that aggregates a wide range of third-party, long-tail content and services through our AI building blocks and which helps communities connect and share knowledge and information;

•	AI Cloud: a full suite of cloud services and solutions, including PaaS, SaaS and IaaS and uniquely differentiated by our AI solutions; and

•

Intelligent Driving & Other Growth Initiatives (OGI): our growth initiatives include intelligent driving (self-driving services, including HD Maps, automated valet parking and autonomous navigation pilot, intelligent electric vehicles and robotaxi fleets), as well as Xiaodu smart devices powered by DuerOS smart assistant and AI chip development.

At the core of our Mobile Ecosystem is Baidu App, which is the No. 1 search-plus-feed app in China with an MAU of 544 million in December 2020. Unlike most mobile apps, which direct traffic to a closed content ecosystem, Baidu App, through our AI building blocks, aggregates content and services from third-party apps and websites, and directs traffic to third-party content and service providers with native-app like experience. Under an open-platform model, Baidu App can continue to grow our huge offering of third-party content and services, by leveraging our network partners of BJH Accounts, Smart Mini Program and Managed Page. Our decade-long experience with AI and the development of a powerful knowledge graph allow us to match user intent with long-tail, third-party content and services on our open platform.

Our Mobile Ecosystem also includes a portfolio of over one dozen apps, including Haokan and Baidu Post, providing a platform for people to discover and consume information through search and feed, interact and engage with creators, publishers, service providers and merchants. This native-app like experience from user acquisition to user relationship management to closed loop transactions demonstrates our value to merchants, enabling them to perform user life-time management on our platform, and has made Baidu App a leading online marketing services provider for both search and feed. Within our Mobile Ecosystem, we serve half-a-million customers by enabling them to tap into our massive user base. We monetize primarily through offering comprehensive and effective marketing services to fulfill our customers’ needs. We generate revenue primarily from providing search, feed and other marketing services, which account for a majority of our total revenues during the Track Record Period. We have made extensive use of AI technologies to develop innovative marketing services, such as dynamic ads, which recommends products from our marketing customers most fitting to each search user. Our marketing cloud also provides innovative AI capabilities to our marketing customers, so that users can still make product inquiries during non-business hours and Baidu Brain can automatically carry a conversation with users to facilitate transactions. In addition, the user engagement and user logins that have developed on our platform are enabling us to diversify monetization beyond online marketing into other services, such as live broadcasting, online games and membership.

Our AI Cloud is the leading AI public cloud service provider and a top four public cloud service provider in China in 2019, according to the CIC Report. Our AI Cloud offers a full suite of cloud services and solutions, including PaaS, SaaS and IaaS, and is differentiated with our AI solutions. Leveraging Baidu Brain, our AI solutions provide customers and developers with a comprehensive library of modularized solutions, including open source codes, pre-trained models, end-to-end development kits, tools and components. In addition, our AI Cloud customers can leverage our large library of key AI capabilities, such as knowledge graph, speech recognition and synthesis, natural language processing and computer vision. Our products and services, such as EasyDL and Baidu ML, make it easier for customers to use deep learning and machine learning to solve real world problems, and our cloud services are formulated to serve across different industries, including Internet, media, telecom, financial services, transportation and logistics, education and manufacturing.

Our Intelligent Driving & OGI consist of promising businesses in development with huge market opportunities, and some are at early-stage commercialization with a growing customer base. We are a market leader in intelligent driving and smart devices, and we are pursuing these large growth opportunities by leveraging our unique AI capabilities, data insights and internally developed chips. For example, in autonomous driving, Apollo is the market leader in China with 4.3 million accumulated test miles and 199 autonomous driving licenses across China, as of December 31, 2020. Our 199 autonomous driving licenses reflect the geographic reach of Apollo testing scenarios in China, compared to the second player with approximately 20 licenses. There are currently three Apollo robotaxi pilot programs running in China. Our strong brand and market leadership in autonomous driving has carried over to intelligent driving. Apollo is a well-recognized brand among automakers. We have signed strategic agreements with 10 leading automakers to power their passenger vehicles with Apollo Self Driving services, which includes Baidu high definition (HD) Maps and automated valet parking (AVP), and we recently announced the availability of Apollo autonomous navigation pilot (ANP). Under smart display, Xiaodu was ranked No. 1 in shipments globally for 2019. We also develop AI chips internally customized for Baidu Brain and specific AI usages to improve performance and costs. We believe these initiatives will strengthen our revenue drivers for long-term growth.

iQIYI produces, aggregates and distributes a wide variety of professionally produced content, as well as a broad spectrum of other entertainment-oriented video content.

We believe we have built a large and strong portfolio of products and services to give Baidu the scale necessary to invest heavily in technology, while optimizing our future for sustainable long-term growth. We derive significant synergies by incorporating the AI developed for search into other parts of our business. For example, large daily use of our visual search and voice search may be used to improve Apollo computer vision and DuerOS speech recognition capabilities.

We generated total revenues of RMB102.3 billion, RMB107.4 billion and RMB107.1 billion (US$16.4 billion) in 2018, 2019 and 2020, respectively. Our revenue in 2020 was impacted by the COVID-19 pandemic, and we experienced revenue change of -7%, -1%, +1% and +5% year over year for the three months ended March 31, June 30, September 30 and December 31, 2020, respectively. We generated net income attributable to Baidu, Inc. of RMB27.6 billion, RMB2.1 billion and RMB22.5 billion (US$3.4 billion) in 2018, 2019 and 2020, respectively. Net income attributed to Baidu, Inc. in 2019 included a non-cash impairment loss of RMB8.9 billion from investment in Trip.com.

Baidu Core generated revenues of RMB78.3 billion, RMB79.7 billion and RMB78.7 billion (US$12.1 billion) in 2018, 2019 and 2020, respectively. Baidu Core’s revenue in 2020 was impacted by the COVID-19 pandemic, and Baidu Core experienced revenue change of -13%, -3%, +2% and +6% year over year for the three months ended March 31, June 30, September 30 and December 31, 2020, respectively. We generated net income attributable to Baidu Core of RMB33.6 billion, RMB7.6 billion and RMB26.5 billion (US$4.1 billion) in 2018, 2019 and 2020, respectively. Net income attributed to Baidu Core in 2019 included a non-cash impairment loss of RMB8.9 billion from investment in Trip.com.

iQIYI generated revenues of RMB25.0 billion, RMB29.0 billion and RMB29.7 billion (US$4.6 billion) in 2018, 2019 and 2020, respectively. We generated net loss attributable to iQIYI of RMB9.1 billion, RMB10.3 billion and RMB7.0 billion (US$1.1 billion) in 2018, 2019 and 2020, respectively.

Corporate Information

We were incorporated in the Cayman Islands in January 2000. We conduct our operations in China principally through our wholly owned subsidiaries in China. We also conduct part of our operations in China through our consolidated affiliated entities in China, which hold the licenses and permits necessary to operate our websites and provide certain services. Our American depositary shares, each representing eight Class A ordinary share, par value US$0.000000625 per share, of our company, currently trade on the Nasdaq Global Select Market under the symbol “BIDU.”

Our principal executive offices are located at Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, People’s Republic of China. Our telephone number at this address is +86 (10) 5992-8888. We have appointed C T Corporation System, which is located at 28 Liberty Street, New York, NY 10005, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States with an offering of securities registered by the registration statement of which this prospectus is a part. Our corporate website is www.baidu.com. Information appearing on our website is not incorporated by reference into this prospectus or the accompanying prospectus.

Additional information with respect to our company is included in the documents incorporated by reference in this prospectus, including our annual report on Form 20-F for our fiscal year ended December 31, 2020 filed with the SEC on March 9, 2021 and our current report on Form 6-K furnished to the SEC on March 9, 2021. See “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS

Except as may be described otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (2021 Revision) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, the authorized capital of our company is US$43,520 divided into 66,000,000,000 Class A ordinary shares with a par value of US$0.000000625 each, 2,832,000,000 Class B ordinary shares with a par value of US$0.000000625 each and 800,000,000 preferred shares with a par value of US$0.000000625 each. As of March 3, 2021, we had 2,685,023,744 ordinary shares issued and outstanding, comprising of 2,125,123,424 Class A ordinary shares and 559,900,320 Class B ordinary shares (excluding the 48,817,605 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans).

Our Memorandum and Articles of Association

General. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act.

Conversion. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder (as defined in our articles of association), such Class B ordinary shares shall be automatically and immediately converted into the equal number of Class A ordinary shares. In addition, if at any time our chairman and chief executive officer, Robin Yanhong Li, and his affiliates collectively own less than 5% of the total number of the issued and outstanding Class B ordinary shares, each issued and outstanding Class B ordinary share shall be automatically and immediately converted into one share of Class A ordinary share, and we shall not issue any Class B ordinary shares thereafter.

Voting Rights. All of our shareholders have the right to receive notice of shareholders’ meetings and to attend, speak and vote at such meetings. In respect of matters requiring shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 10 votes. A shareholder may participate at a shareholders’ meeting in person, by proxy or by telephone conference or other communications equipment by means of which all the shareholders participating in the meeting can communicate with each other. At any shareholders’ meeting, a resolution put to the vote of the meeting shall be decided on a poll conducted by the chairman of the meeting.

A quorum for a shareholders’ meeting consists of one or more shareholders holding at least one third of the paid up voting share capital present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. We shall, if required by the Companies Act, hold a general meeting of shareholders as our annual general meeting and shall specify the meeting as such in the notices calling it. Our board of directors may call extraordinary general meetings, and they must on shareholders’ requisition convene an extraordinary general meeting. A shareholder requisition is a requisition of shareholders holding at the date of deposit of the requisition not less than a majority of the voting power represented by the issued shares of our company which as at that date carries the right of voting at general meetings of our company. Advance notice of at least five days is required for the convening of our annual general meeting and other shareholders’ meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. A special resolution is required for matters such as a change of name. Holders of the ordinary shares may effect certain changes by ordinary resolution, including consolidating and dividing all or any of our share capital into shares of larger amount than our existing share capital and canceling any shares.

Transfer of Shares. Subject to the restrictions of our memorandum and articles of association, as applicable, any of our shareholders may transfer any or all of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in their absolute discretion (except with respect to a transfer from a shareholder to its affiliate(s)), decline to register any transfer of shares without assigning any reason thereof. If our board of directors refuses to register a transfer they shall notify the transferee within two months of such refusal. Notwithstanding the foregoing, if a transfer complies with the holder’s transfer obligations and restrictions set forth under applicable law (including but not limited to U.S. securities law provisions related to insider trading) and our articles of association, our board of directors shall promptly register such transfer. Further, any director is authorized to confirm in writing addressed to the registered office to authorize a share transfer and to instruct that the register of members be updated accordingly, provided that the transfer complies with the holder’s transfer obligations and restrictions set forth under applicable law and our articles of association and such holder is not the director who authorizes the transfer or an entity affiliated with such director. Any director is authorized to execute a share certificate in respect of such shares for and on behalf of our company.

The registration of transfers may be suspended at such time and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended for more than 45 days in any year.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares may be distributed among the holders of the ordinary shares as determined by the liquidator, subject to sanction of a special resolution of our company. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by such shareholders respectively.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares. Subject to the provisions of the Companies Act and our articles of association, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as our board of directors may determine.

Repurchase of Shares. Subject to the provisions of the Companies Act and our articles of association, our board of directors may authorize repurchase of our shares in accordance with the manner of purchase specified in our articles of association without seeking shareholder approval.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied either with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Inspection of Books and Records. No holders of our ordinary shares who is not a director shall have any right of inspecting any of our accounts, books or documents except as conferred by the Companies Act or authorized by the directors or by us in general meeting. However, we will make this annual report, which contains our audited financial statements, available to shareholders and ADS holders.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholder);

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and, therefore, it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our post-offering memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than a majority of the voting power represented by the issued shares of our company as of the date of the deposit that are entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our post-offering memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering memorandum and articles of association, directors may be removed from office by an ordinary resolution of our shareholders. A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; or (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be materially adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our post-offering memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgages and charges, and any special resolutions passed by our shareholders). However, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Equity Securities

In March 2021, we effected (i) a one-to-eighty subdivision of shares to Class A ordinary shares, Class B ordinary shares and preferred shares of a par value of US$0.00005 each in our authorized share capital, following which the authorized share capital became US$43,520 divided into 66,000,000,000 class A ordinary shares of a par value of US$0.000000625 each, 2,832,000,000 class B ordinary shares of a par value of US$0.000000625 each and 800,000,000 preferred shares of a par value of US$0.000000625 each, and (ii) a change in the ADS ratio proportionate to the subdivision of shares from ten (10) ADSs representing one (1) Class A ordinary share to one (1) ADS representing eight (8) Class A ordinary shares. Unless the context indicates otherwise, all related information in this prospectus has been retroactively adjusted to reflect the abovementioned subdivision of shares and change in ADS ratio.

On June 26, 2018, our board of directors authorized a share repurchase program, under which we may repurchase up to US$1.0 billion of our ADSs or ordinary shares over 12 months from June 27, 2018 through June 26, 2019. On May 16, 2019, our board of directors authorized a new share repurchase program, under which we may repurchase up to US$1.0 billion of our ADSs or ordinary shares, effective until July 1, 2020. On May 13, 2020, our board of directors authorized a share repurchase program, under which we may repurchase up to US$1.0 billion of our ADSs or shares, effective until July 1, 2021. On August 6, 2020, our board of directors approved a change to the 2020 share repurchase program, increasing the repurchase authorization from US$1 billion to US$3 billion and extending the effective time through December 31, 2022. On December 8, 2020, our board of directors approved a further increase in the repurchase authorization from US$3 billion to US$4.5 billion. We repurchased 2,071,650, 6,645,338 and 15,761,991 ADSs from the open market with an average purchase price of US$235.18, US$106.76, US$120.69 per ADS during the years ended December 31, 2018, 2019 and 2020, respectively.

Debt Securities

In March 2018, we issued an aggregate of US$1.0 billion senior unsecured notes due in 2023, with stated annual interest rate of 3.88%, and an aggregate of US$500 million senior unsecured notes due in 2028, with stated annual interest rate of 4.38%.

In November 2018, we issued an aggregate of US$600 million senior unsecured notes due in 2024, with stated annual interest rate of 4.38%, and an aggregate of US$400 million senior unsecured notes due in 2028, with stated annual interest rate of 4.88%. In December 2018, we issued an aggregate of US$250 million senior unsecured notes due in 2024, with stated annual interest rate of 4.38%.

In April 2020, we issued an aggregate of US$600 million senior unsecured notes due in 2025, with stated annual interest rate of 3.075%, and an aggregate of US$400 million senior unsecured notes due in 2030, with stated annual interest rate of 3.425%.

In October 2020, we issued an aggregate of US$650 million senior unsecured notes due in 2026, with stated annual interest rate of 1.720%, and an aggregate of US$300 million senior unsecured notes due in 2030, with stated annual interest rate of 2.375%.

Convertible Debt Securities

In December 2018, iQIYI issued US$750 million convertible senior notes due 2023 (“iQIYI 2023 Convertible Notes”). The iQIYI 2023 Convertible Notes are senior, unsecured obligations of iQIYI, and interest is payable semi-annually in cash at a rate of 3.75% per annum with a maturity date of December 1, 2023, unless previously repurchased, redeemed or converted prior to such date. The initial conversion rate of the iQIYI 2023 Convertible Notes is 37.1830 of iQIYI’s ADSs per US$1,000 principal amount of the iQIYI 2023 Convertible Notes.

In March 2019, iQIYI issued US$1.2 billion convertible senior notes due 2025 (“iQIYI 2025 Convertible Notes”). The iQIYI 2025 Convertible Notes are senior, unsecured obligations of iQIYI, and interest is payable semi-annually in cash at a rate of 2.00% per annum with a maturity date of April 1, 2025, unless previously repurchased, redeemed or converted prior to such date. The initial conversion rate of the iQIYI 2025 Convertible Notes is 33.0003 of iQIYI’s ADSs per US$1,000 principal amount of the iQIYI 2025 Convertible Notes.

In January 2021, iQIYI completed the issuance of US$900 million convertible senior notes due 2026 (“iQIYI 2026 Convertible Notes”). The iQIYI 2026 Convertible Notes are senior, unsecured obligations of iQIYI, and interest is payable semi-annually in cash at a rate of 4.00% per annum with a maturity date of December 15, 2026, unless previously repurchased, redeemed or converted prior to such date. The initial conversion rate of the iQIYI 2026 Convertible Notes is 44.8179 ADSs of iQIYI per US$1,000 principal amount of the iQIYI 2026 Convertible Notes.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

The Bank of New York Mellon, as depositary, will execute and deliver ADRs. ADRs are American Depositary Receipts. Each ADR is a certificate evidencing a specific number of American Depositary Shares, also referred to as ADSs. Each ADS will represent eight Class A ordinary shares (or a right to receive eight Class A ordinary shares) deposited with the office of The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADRs will be administered is located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either directly (by having an ADR registered in your name) or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights. A deposit agreement among us, the depositary and you, as an ADR holder, and the beneficial owners of ADRs set out ADR holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR, which are filed as exhibits to the registration statement that includes this prospectus.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

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Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, the depositary will deduct any withholding taxes that must be paid. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will try to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADRs, the outstanding ADSs will also represent the new shares.

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Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary may sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADRs described in this section except for changes needed to put the necessary restrictions in place.

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Other distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit and Withdrawal

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADRs at its office to the persons you request.

How do ADS holders cancel an ADR and obtain shares?

You may surrender your ADRs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADR to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities to its office, if feasible.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by the date set by the depositary.

The depositary will try, as far as practical, subject to Cayman Islands law and the provisions of our constitutive documents, to vote the number of shares or other deposited securities represented by your ADSs as you instruct. The depositary will only vote or attempt to vote as you instruct or as described in the following sentence. If we asked the depositary to solicit your instructions but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions at to be voted upon unless we notify the depositary that:

•	we do not wish to receive a discretionary proxy;

•	there is substantial shareholder opposition to the particular question; or

•	the particular question would have an adverse impact on our shareholders.

We are required to notify the depositary if one of the conditions specified above exists..

We cannot ensure that you will receive voting materials or otherwise learn of an upcoming shareholders’ meeting in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to vote and there may be nothing you can do if your shares are not voted as you requested.

Fees and Expenses

Persons depositing shares or ADR holders must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•  Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

•  Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$0.02 (or less) per ADS	• Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADR holders

US$0.02 (or less) per ADSs per calendar year (if the depositary has not collected any cash distribution fee during that year)	• Depositary services

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars

Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Taxes and other governmental charges the depositary or the custodian have to pay on any ADR or share underlying an ADR, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

Payment of Taxes

The depositary may deduct the amount of any taxes owed from any payments to you. It may also sell deposited securities, by public or private sale, to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

•  Change the nominal or par value of our shares;

•  Reclassify, split up or consolidate any of the deposited securities;

•  Distribute securities on the shares that are not distributed to you; or

•  Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action.

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may distribute some or all of the cash, shares or other securities it receives. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADR holders, it will not become effective for outstanding ADRs until 30 days after the depositary notifies ADR holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADR, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary bank within 60 days. In either case, the depositary must notify you at least 30 days before termination. After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: (1) collect distributions on the deposited securities, (2) sell rights and other property, and (3) deliver shares and other deposited securities upon cancellation of ADRs. Six months or more after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADRs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we agree to indemnify the depositary for acting as depositary, except for losses caused by the depositary’s own negligence or bad faith, and the depositary agrees to indemnify us for losses resulting from its negligence or bad faith.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADR, make a distribution on an ADR, or permit withdrawal of shares or other property, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADRs or register transfers of ADRs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADRs

You have the right to cancel your ADRs and withdraw the underlying shares at any time except:

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when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books, (2) the transfer of shares is blocked to permit voting at a shareholders’ meeting, or (3) we are paying a dividend on our shares;

•	when you or other ADR holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; and

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands because of the following benefits found there:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. We have appointed C T Corporation System, which is located at 28 Liberty Street, New York, NY 10005, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of securities registered by the registration statement of which this prospectus is a part. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and King & Wood Mallesons, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in the circumstances described below, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. While there is no binding authority on this point, this is likely to include, in certain circumstances, a non-penal judgment of a United States court imposing a monetary award based on the civil liability provisions of the U.S. federal securities laws.

Maples and Calder (Hong Kong) LLP has further advised us that a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction; (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (3) is final; (4) is not in respect of taxes, a fine or a penalty; and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere. Neither the United States or the PRC has a treaty with the Cayman Islands providing for reciprocal recognition and enforcement of judgments of courts of the United States or the PRC, respectively, in civil and commercial matters.

King & Wood Mallesons has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of the ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling shareholders may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following, if applicable:

•	the name or names of any underwriters or agents;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. The validity of the securities offered and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by a law firm or firms named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP and Maples and Calder (Hong Kong) LLP may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Baidu, Inc. appearing in Baidu, Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2020 and the effectiveness of Baidu, Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Tower E3, Oriental Plaza, No. 1 East Chang An Avenue, Dong Cheng District, Beijing 100738, The People’s Republic of China.

The audited historical financial statements of YY Live included in Exhibit 99.2 of Baidu, Inc.’s current report on Form 6-K furnished to the SEC on March 9, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting. The offices of PricewaterhouseCoopers Zhong Tian LLP are located at 18/F PricewaterhouseCoopers Center, 10 Zhujiang Xi Road, Pearl River New City, Tianhe District, Guangzhou 510623, China.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the Internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on March 9, 2021 (File No. 000-51469);

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•	our current report on Form 6-K furnished to the SEC on March 9, 2021 (File No. 000-51469); and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

IR Department

Baidu, Inc.

Baidu Campus

No. 10, Shangdi 10th Street

Haidian District, Beijing 100085

People’s Republic of China

Telephone: +86 (10) 5992-8888